UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

ENDURANCE SPECIALTY HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-0400

April 8, 2016

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Shareholders of Endurance Specialty Holdings Ltd., which will be held at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda at 8:00 a.m. (local time) on Thursday, May 19, 2016, and at any adjournment or postponement thereof. On the following pages you will find the formal notice of the Annual General Meeting of Shareholders and the proxy statement.

All holders of record of the Company’s ordinary shares, par value $1.00 per share, at the close of business on March 18, 2016 will be entitled to notice of, and to vote at, the Annual General Meeting. To assure that you are represented at the Annual General Meeting, whether or not you plan to attend the meeting in person, please read carefully the accompanying proxy statement, which describes the matters to be voted upon, and exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form or by internet or telephone voting as described in the proxy statement.

Sincerely,

John R. Charman

Chairman of the Board of Directors

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

NOTICE OF

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2016

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Annual General Meeting”) of Endurance Specialty Holdings Ltd. (the “Company”) will be held on Thursday, May 19, 2016, at 8:00 a.m. (local time), at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournment or postponement thereof.

At the Annual General Meeting, the Company’s shareholders will be voting on the following proposals:

1.	The election of the directors of the Company, each to serve until the next Annual General Meeting of Shareholders of the Company or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal;

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm;

3.	A non-binding advisory vote to approve the Named Executive Officer compensation set forth in the proxy statement; and

4.	The transaction of such other business as may properly come before the Annual General Meeting or at any adjournment or postponement thereof.

Shareholders of record, as shown by the Register of Shareholders of the Company at the close of business on March 18, 2016, are entitled to notice of, and to vote at, the Annual General Meeting or any adjournment or postponement thereof. A copy of the Company’s financial statements for the fiscal year ended December 31, 2015, as approved by the Board of Directors, shall be made available to the shareholders of the Company at the Annual General Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016.

The Proxy Statement, the Notice of Internet Availability of Proxy Materials and the Annual Report on Form 10-K for the year ended December 31, 2015 are available at www.envisionreports.com/enh.

All shareholders are cordially invited to attend the Annual General Meeting. If you do not expect to be present at the Annual General Meeting, make sure that your shares are represented at the Annual General Meeting by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form, or by internet or telephone voting as described in the proxy statement. Pursuant to the Company’s Amended and Restated Bye-Laws, for the votes represented by your proxy to be counted at the meeting, your proxy must be received at least one hour before the Annual General Meeting. In the event you decide to attend the Annual General Meeting in person, you may, if you desire, revoke your proxy by voting your shares in person at the Annual General Meeting. You may obtain directions to be able to attend the meeting and vote in person by contacting Investor Relations, Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

YOUR VOTE IS IMPORTANT

IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, please follow the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you requested a paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or voting instruction form, or by internet or telephone voting as described in the proxy statement.

By Order of the Board of Directors,

John V. Del Col

Secretary

Pembroke, Bermuda

April 8, 2016

i

ii

Endurance Specialty Holdings Ltd.

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MAY 19, 2016

INTRODUCTION

This proxy statement is furnished to holders of ordinary shares of Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company” or “Endurance”), in connection with the solicitation of proxies by the board of directors of Endurance (the “Board of Directors” or the “Board”) for use in voting at the Annual General Meeting of Shareholders (the “Annual General Meeting”) to be held at the Company’s offices at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda, on Thursday, May 19, 2016, at 8:00 a.m. (local time), and at any adjournment or postponement thereof. On or about April 8, 2016, we mailed to our shareholders a notice containing information on how to access this proxy statement and how to vote (the “Notice of Internet Availability of Proxy Materials”). This proxy statement, the Notice of Annual General Meeting and the Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) are available at www.envisionreports.com/enh.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL GENERAL MEETING

Q:	What is a proxy?

A:	A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving John R. Charman, Michael J. McGuire and John V. Del Col (collectively, the “Proxy Committee”) the authority to vote your shares in the manner you indicate on your proxy card. The Proxy Committee has been appointed by the Board.

Q:	How do I obtain your proxy materials?

A:	We furnish proxy materials to our shareholders on the internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials and cast your vote on the internet or by telephone. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Q:	What am I voting on?

A:	You are voting on three proposals:

1.	Election of the directors of the Company, each to serve until the next Annual General Meeting of Shareholders of the Company or until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

2.	The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm.

3.	A non-binding advisory vote to approve Named Executive Officer compensation set forth in this proxy statement.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends a vote FOR the election of each of the directors in Proposal No. 1 and FOR each of Proposal Nos. 2 and 3.

Q:	Will any other matters be voted on?

A:	We are not aware of any other matters that you will be asked to vote on at the Annual General Meeting. If any other matter is properly brought before the Annual General Meeting, the Proxy Committee, acting as your proxies, will vote for you in their discretion.

Q:	Who can vote?

A:	You can vote at the Annual General Meeting if you were a holder of record of ordinary shares as of the close of business on March 18, 2016 (the “Record Date”). Each ordinary share is entitled to one vote. The Board of Directors may adjust a shareholder’s voting rights to the extent that the Board of Directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to the Company, any subsidiary or any shareholder or its affiliates.

There is no cumulative voting of the Company’s ordinary shares.

Q:	What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

A:	Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by the Company. If you request printed copies of the proxy materials, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials, you will receive a voting instruction form from the organization holding your shares.

Q:	How do I vote?

A:	There are four ways to vote:

1.	By internet, by visiting the web site address shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

2.	By telephone, using the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or your proxy card, if you requested one.

3.	By requesting, completing and mailing your proxy card or voting instruction form.

4.	By attending the Annual General Meeting and voting in person.

The telephone and internet voting procedures are designed to authenticate a shareholder’s identity and allow each shareholder to vote the shareholder’s ordinary shares. They will also confirm that a shareholder’s instructions have been properly recorded. Street name holders may vote by telephone or the internet if their bank or broker makes those methods available. If this is the case, the bank or broker will enclose instructions with your proxy information.

Q:	What will happen if I do not vote my shares?

A:	Shareholders of Record. If you are the shareholder of record and you do not vote your shares by proxy card or voting instruction form, by telephone, via the internet or in person at the Annual General Meeting, your shares will not be voted at the Annual General Meeting.

Beneficial Owners. If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the New York Stock Exchange (the “NYSE”), your broker or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 3; however, your broker or nominee does have discretion to vote your shares on routine matters such as Proposal 2.

Q:	What if I do not specify how my shares are to be voted?

A:	Shareholders of Record. If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board of Directors and named in this proxy statement (Proposal 1);

•	FOR the appointment of Ernst & Young Ltd. as our independent registered public accounting firm for the year ending December 31, 2016 and the authorization of the Board of Directors, acting through the Audit Committee, to set the fees for the independent registered public accounting firm (Proposal 2);

•	FOR the approval of an advisory vote to approve Named Executive Officer compensation (Proposal 3); and

•	In the discretion of the Proxy Committee regarding any other matters properly presented for a vote at the Annual General Meeting.

Beneficial Owners. If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the NYSE’s rules, brokers and other nominees have the discretion to vote on routine matters such as Proposal 2, but do not have discretion to vote on non-routine matters such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual General Meeting.

Q:	What is the effect of a broker non-vote?

A:	Brokers or other nominees who hold shares of our ordinary shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual General Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual General Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on the proposals to be voted upon at the Annual General Meeting, as each proposal requires either a majority of votes cast in an uncontested election (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2 and 3).

Q:	What vote is required to approve each proposal?

A.

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 — Election of Directors	Majority of Votes Cast “FOR” Such Director’s Election	No

Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast “FOR” such Appointment	Yes

Proposal No. 3 — Advisory Vote to approve Named Executive Officer Compensation	Majority of Votes Cast “FOR” Approval of Compensation	No

With respect to Proposal 1, you may vote for all nominees, withhold your vote as to all nominees or vote for all nominees except those specific nominees from whom you withhold your vote. The director nominees will be elected if the number of votes cast “for” such director exceeds the number of votes cast “against” or “withheld” from that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors within 20 calendar days after the date of the Annual General Meeting.

The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the proposed director receiving the highest number of affirmative votes is elected, irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted.

With respect to Proposals 2 and 3, you may vote for, against or abstain. If you abstain from voting on these proposals, the abstention will have the same effect as a vote against the proposals.

Q:	What is the quorum requirement of the Annual General Meeting?

A:	The presence of four shareholders, in person or by proxy, holding more than 50% of the issued and outstanding ordinary shares on March 18, 2016, constitutes a quorum for voting at the Annual General Meeting. If you vote, your ordinary shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 18, 2016, there were 67,367,309 ordinary shares outstanding.

Q:	Who can attend the Annual General Meeting?

A:	All holders of record of ordinary shares as of the close of business on March 18, 2016, can attend the Annual General Meeting. Seating, however, is limited and will be provided on a first-come, first-served basis, upon arrival at the Annual General Meeting.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the vote:

•	by returning a later-dated proxy card;

•	by writing a letter delivered to John V. Del Col, Secretary of Endurance, stating that the proxy is revoked; or

•	by attending the Annual General Meeting in person and completing a written ballot.

Pursuant to the Bye-Laws, any notice of revocation of an outstanding proxy must be received at least one hour before the commencement of the Annual General Meeting. Any shareholder entitled to vote at the Annual General Meeting may attend the Annual General Meeting and any shareholder who has not submitted a proxy, has properly revoked a proxy or votes prior to the vote pursuant to a proxy, may vote in person at the Annual General Meeting. Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee, that shareholder may not vote in person at the Annual General Meeting, unless the shareholder requests and obtains a valid legal proxy from the applicable broker, bank or nominee.

Q:	Is my vote confidential?

A:	Yes. Only the inspectors of election and certain individuals, including certain employees of Endurance who help with processing and counting the vote, have access to your vote. Directors and employees of the Company may see your vote only if the Company needs to defend itself against a claim or if there is a proxy solicitation by someone other than the Company. Therefore, please do not write any comments on your proxy card.

Q:	Who will count the vote?

A:	Computershare will count the vote. Its representatives will be the inspectors of election.

Q:	How can I find the results of the Annual General Meeting?

A:	Preliminary results will be announced at the Annual General Meeting. Final results also will be published in a current report on Form 8-K to be filed with the SEC within four business days after the Annual General Meeting. If the official results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of printed proxy materials?

A:	We are making this proxy statement available to our shareholders electronically via the internet. On or about April 8, 2016, we mailed the Notice of Internet Availability of Proxy Materials to our shareholders at the close of business on the Record Date, other than those shareholders who previously requested electronic or paper delivery of communications from us. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials, including this proxy statement and our Form 10-K. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of this proxy statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of printing and distributing our proxy materials.

Q:	What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

A:	It means your shares are held in more than one account. You should vote the shares in all your accounts. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. You may do this by contacting our transfer agent, Computershare, at P.O. Box 30170, College Station, TX 77842-3170, telephone 1-877-272-7572 (toll-free U.S.) or 1-201-680-6693, or at their website, www.computershare.com/investor.

Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

A:	No. The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual General Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote. For additional information please see “How do I vote?” above.

Q:	What is “householding”?

A:	If you and others who share your mailing address own the Company’s ordinary shares or shares of other companies through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose shares are held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. You may initiate or discontinue householding by contacting your bank or broker.

You may also request delivery of an individual copy of the Notice of Internet Availability of Proxy Materials, Form 10-K or proxy statement by contacting the Company at (441) 278-0400 or by writing to: Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: Investor Relations.

Q:	Members of our household own the Company’s ordinary shares through a number of different brokerage firms. Will we continue to receive multiple sets of materials?

A:	Yes. If you and others sharing a single address hold the Company’s ordinary shares through multiple brokers, you will continue to receive at least one set of proxy materials from each broker.

Q:	How much did this proxy solicitation cost?

A:	The Company is paying the cost of solicitation and has engaged Georgeson Inc. to assist in the distribution of proxy materials and solicitation of votes personally or by mail, telephone or internet. The estimated fee is $12,500 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders. Directors, officers and regular employees may also solicit proxies by telephone, facsimile or e-mail or other means or in person. They will not receive any additional payments for the solicitation.

Q:	How do I recommend someone to be a director?

A:	You may recommend any person to be a director by writing to the Company at its registered address: Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda, Attention: John V. Del Col, Secretary. Any notice for a director nomination must set forth the information as described under “Board of Directors — Director Nominee Process.” The Nominating and Corporate Governance Committee will consider persons properly recommended by shareholders. Director nominees for the 2016 Annual General Meeting must have been received by the Company on or prior to December 11, 2015. Shareholder recommendations for director nominees for the 2017 Annual General Meeting must be received by the Company no later than December 11, 2016 and no earlier than November 11, 2016.

Q:	When are the shareholder proposals due for the 2017 Annual General Meeting?

A:

In order for a proposal by a shareholder of Endurance to be eligible to be included in Endurance’s proxy statement and proxy for the 2017 Annual General Meeting, it must be in writing, received at the Company’s registered address no later than December 11, 2016 and comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”).

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 24, 2017.

Absent receipt of proper shareholder notice prior to December 11, 2016, the proxies designated by the Board of Directors of Endurance for the 2017 Annual General Meeting may vote in their discretion on any proposal any shares for which they have been appointed proxies without mention of such matter in Endurance’s proxy statement for such meeting or on the proxy for such meeting.

GOVERNANCE

Proposal No. 1 — Election of Directors

Nominees for Director

The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each nominee has given us about the nominee’s age, all positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen, an ability to exercise sound judgment and, in the case of our continuing directors, a commitment of service to the Company and our Board.

The size of the Board of Directors is currently set at 14 members and currently consists of 14 sitting directors. Each of the nominees has consented to being named in this proxy statement and to serve as a director, if elected.

John T. Baily, 72, has been a director since August 2003 and currently serves as Chairman of the Audit Committee and as a member of the Finance Committee of the Board. Mr. Baily was formerly President of Swiss Re Capital Partners, where he worked from 1999 to 2002. Prior to joining Swiss Re, Mr. Baily was a partner at PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand) for 23 years, serving as the head of the Coopers & Lybrand Insurance Practice Group for 13 years. Mr. Baily also serves on the boards of directors of Golub Capital BDC and RLI Corp. He served as Chairman of the Board of Trustees of Albright College from 2007 through 2013, was a director of NYMAGIC, Inc. from 2003 through 2010 and Erie Indemnity Company from 2003 through 2008. Mr. Baily is a graduate of both Albright College (cum laude, BS, Economics) and the University of Chicago (MBA). Mr. Baily has served on the board of Coopers & Lybrand and as Chairman of the AICPA Insurance Companies Committee.

We believe Mr. Baily’s qualifications to serve on our Board include Mr. Baily’s more than thirty years of experience in the insurance industry, his extensive accounting knowledge and his membership on the board of directors of other publicly traded insurance companies, which allow him to provide invaluable insight and guidance to our Board on accounting, risk management and industry issues.

Norman Barham, 74, has been a director since August 2004 and currently serves as Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of the Board. Mr. Barham was Vice Chairman and President of Global Operations of Marsh, Inc., the largest diversified insurance brokerage and risk management services company in the world, from 1997 to 2000. Prior to joining Marsh, Inc., Mr. Barham held numerous senior management roles in various parts of Johnson & Higgins from

1975 to 1997, prior to the merger of Johnson & Higgins and Marsh & McLennan Companies, including President, Chief Technical Officer and Head of Global Property Insurance. Mr. Barham currently serves on the NYC Outward Bound Advisory Board. Mr. Barham was chairman of the board of directors of Coral Insurance Company (“Coral”), a Florida domiciled property casualty insurance company, from 2004 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral.

We believe Mr. Barham’s qualifications to serve on our Board include Mr. Barham’s more than thirty years of experience in the insurance brokerage industry, particularly the numerous senior management roles held during his career, which provide him with unique insights that are particularly valuable to the Board, given the Company’s significant use of brokers in both its insurance and reinsurance businesses.

Galen R. Barnes, 69, has been a director since May 2004 and currently serves as a member of the Compensation Committee and the Risk Committee of the Board. Mr. Barnes was formerly President and Chief Operating Officer of Nationwide Mutual Insurance, where he worked from 1975 to 2003. Mr. Barnes held numerous senior and general management roles in various parts of the Nationwide organization, having previously been President of Nationwide Property and Casualty Affiliates, and President and Chief Operating Officer of Wausau Insurance. Mr. Barnes has also served on the board or committees for the Insurance Services Office, Inc., the Alliance of American Insurers, National Council on Compensation Insurance and as a member of the Property and Casualty CEO Roundtable. Mr. Barnes received his Fellowship in the Casualty Actuarial Society in 1977. He serves as a board member of unaffiliated Comenity Capital Bank of Salt Lake City, Utah, as a voluntary director of the Self Insurance Board of The Ohio State University and a voluntary director of the Grey Oaks Country Club in Naples, Florida.

We believe Mr. Barnes’ qualifications to serve on our Board include Mr. Barnes’ expertise as an actuary and his service as president and chief operating officer of one of the largest primary insurance companies in the United States, as well as his more than thirty years of experience in the insurance industry and service on a variety of industry boards and committees.

William H. Bolinder, 72, has been a director of the Company since December 2001 and was the lead independent director of the Company from November 2006 to March 2011, a position he resumed in May 2013. Mr. Bolinder served as Chairman of the Board of the Company from March 2011 to May 2013 and currently serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. In June 2006, Mr. Bolinder retired as President, Chief Executive Officer and a director of Acadia Trust N.A., a financial services company, positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group. He was the head of the North America business division (excluding U.S. Personal Lines) from 1994 to 2002, and the Latin America business division from 1996 to 2002, as well as the Corporate and Commercial Customer Division of Zurich Financial Services Group from 1998 to 2002. In 1994, he was elected to the Group Executive Board at Zurich Financial Services Group’s home office and became responsible for managing the Zurich Financial Services Group companies in the United States and Canada as well as Corporate/Industrial Insurance, Zurich International (Group) and Risk Engineering. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. Mr. Bolinder has been a director of Genworth Financial, Inc. since October 2010. Mr. Bolinder was a director of Quanta Capital Holdings Ltd. from January 2007 to October 2008. Mr. Bolinder was a director of Coral Insurance Company, a Florida domiciled property casualty insurance company, from March 2008 until April 2009. On April 9, 2009, Coral was placed into receivership for purposes of rehabilitation. The Florida Department of Financial Services was appointed receiver of Coral. Mr. Bolinder has also served on the board and committees of the American Insurance Association, American Institute for Chartered Property Casualty Underwriting, Insurance Institute for Applied Ethics, Insurance Institute of America, Insurance Services Office, Inc. and the National Association of Independent Insurers.

We believe Mr. Bolinder’s qualifications to serve as a director of the Company include Mr. Bolinder’s more than thirty years of experience in the insurance industry, including his many senior management roles at a global insurance and financial services organization, which provide a valuable perspective to the Company’s discussions of operations and the global insurance and reinsurance industry generally, and his prior and current experience sitting on multiple boards of directors.

Philip M. Butterfield, 69, has been a director since November 2014 and currently serves as a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board. Mr. Butterfield was Chairman of the Board of HSBC Bank Bermuda Limited from May 2012 to December 2015 and was Chief Executive Officer of HSBC Bank Bermuda Limited from February 2004 until May 2012. Prior to this, Mr. Butterfield held the position of Chief Operating Officer with responsibility for the direction and oversight globally of HSBC Bank Bermuda Limited’s Operations, Systems, Human Resources, Audit, Compliance, Legal and Programme Management Office. Mr. Butterfield joined HSBC Bank Bermuda Limited in 2000 as Chief Administration Officer. Before joining HSBC Bank Bermuda Limited, Mr. Butterfield held a number of senior positions in Private Banking, Corporate Banking, Operations and Technology, and Human Resources with Citibank, which he joined in 1972. Mr. Butterfield is also Chairman of the Bermuda Hospitals Charitable Trust, a member of the Steering Committee for Bermuda First, President of Bermuda Health Foundation, Chairman of the Victor Scott School Alumni Association and a board member of the Bank of Bermuda Foundation, Johns Hopkins Medicine and the American Classical Orchestra.

We believe Mr. Butterfield’s qualifications to serve on our Board include Mr. Butterfield’s more than forty years of experience in the financial services industry, including his senior management roles Private Banking, Corporate Banking, Operations and Technology, and Human Resources, which provide a valuable perspective to the Company’s discussions of operations, information technology and human resources.

Steven W. Carlsen, PhD, 59, has been a director of the Company since February 2006 and currently serves as a member of the Finance Committee and the Risk Committee of the Board. Dr. Carlsen is President of Shadowbrook Advising Inc. (“Shadowbrook”), a consulting firm providing advisory and analytical services to insurance and reinsurance companies as well as to private equity and hedge fund groups investing in these areas. Prior to retiring from Endurance and reactivating his consulting practice in 2006, Dr. Carlsen was a founding member of Endurance, helping to raise the initial capital in 2001. He served at various times as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of its U.S. reinsurance subsidiary. Beginning in May 2012, the Company engaged Shadowbrook and Dr. Carlsen to provide Endurance with underwriting and operating consulting services on a limited basis. Dr. Carlsen began his career as a property facultative underwriter in 1979 and later as a treaty account executive for Swiss Reinsurance Company. He joined NAC Re in 1986, ultimately heading their Property and Miscellaneous Treaty Department (which included aviation, marine, surety and finite business). He managed NAC Re’s retrocessions and was involved in the formation of their U.K. company. In 1994, Dr. Carlsen left NAC Re to join CAT Limited as their Chief Underwriter-North America and in 1997 was co-founder of CAT Limited’s finite insurer, Enterprise Re. From 1999 until he joined the Company in 2001, Dr. Carlsen worked as a consultant, principally with three Morgan Stanley Private Equity insurance ventures and the Plymouth Rock Group. Dr. Carlsen holds a B.A. in Mathematics from Cornell University and received his PhD in Economics from Fordham University’s Graduate School of Arts and Sciences in May 2013.

We believe Dr. Carlsen’s qualifications to serve as a director of the Company include Dr. Carlsen’s extensive industry knowledge and experience, as well as his previous service as a founder of the Company and as the Company’s Chief Operating Officer, Chief Underwriting Officer and as President of the Company’s U.S. reinsurance subsidiary, which are valuable to the Board’s understanding of the Company’s operations.

John R. Charman, 63, joined Endurance in May 2013 as Chairman of the Board and Chief Executive Officer. Mr. Charman currently serves as a member of the Finance Committee and the Risk Committee of the Board. Mr. Charman has four decades of global experience in the insurance industry and has been in a senior underwriting position since 1975 and a CEO role since 1981. Most recently, Mr. Charman founded AXIS Capital Holdings Limited in 2001 and served for 11 years as its Chief Executive Officer and President. From 2000 to

2001, Mr. Charman served as Deputy Chairman of ACE INA Holdings and President of ACE International. Mr. Charman also served as Chief Executive Officer at ACE Global Markets from 1998 to 2001. Prior to that, Mr. Charman was the Chief Executive Officer of Tarquin plc, the parent company of the Charman Underwriting Agencies at Lloyd’s of London (“Lloyd’s”), which was sold to Ace Limited in 1998. Mr. Charman was the Deputy Chairman of the Council of Lloyd’s and a member of the Lloyd’s Core Management Group and Lloyd’s Market Board between 1995 and 1997, which was during the financial crisis at Lloyd’s. Mr. Charman held the position of Second Deputy Chairman of the Association of Bermuda Insurers and Reinsurers from January 2011 to June 2012. Mr. Charman is currently a member of the Board of the Masterworks Museum of Bermuda Art.

We believe Mr. Charman’s qualifications to serve as a director of the Company include Mr. Charman’s more than forty years of experience in the insurance industry, including his many years as a chief executive officer of several successful global insurance and financial services organizations, which provide a unique understanding of the Company’s underwriting and operations activities and the global insurance and reinsurance industry generally.

Morgan W. Davis, 65, has been a director of the Company since July 2015 and currently serves as a member of the Compensation Committee and the Finance Committee of the Board. Mr. Davis serves as a director of White Mountains Insurance Group, Ltd. and OneBeacon Insurance Group, Ltd., a subsidiary of White Mountains Insurance Group, Ltd. Mr. Davis served as a director of Montpelier Re Holdings Ltd. (“Montpelier”) from 2006 to 2015. Mr. Davis was formerly Managing Director at OneBeacon from 2001 to 2005. From 1994 to 2001, he served in various capacities for White Mountains Insurance Group, Ltd. Prior to that, he was with Fireman’s Fund Insurance Company for seven years and INA/Cigna for ten years.

We believe Mr. Davis’ qualifications to serve as a director of the Company include Mr. Davis’ experience gained over the course of his forty-five year career in the property and casualty insurance industry, Mr. Davis’ prior senior management roles and Mr. Davis’ prior and current experience sitting on multiple boards of directors provide a valuable perspective to the Company’s discussions of operations and the insurance and reinsurance industry generally.

Susan S. Fleming, PhD, 45, has been a director of the Company since May 2011 and currently serves as Chairwoman of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee of the Board. Dr. Fleming worked at Capital Z Financial Services, a private equity firm, as a Principal from 1998 to 2001 and as Partner from 2001 to 2003. She was Vice President at Insurance Partners Advisors, LP, a private equity firm, from 1994 to 2003 and held various positions at Morgan Stanley and Company from 1992 to 1994. Dr. Fleming is currently a consultant and Senior Lecturer in management, finance and entrepreneurship at Cornell University. Dr. Fleming has been a director of Virtus Investment Partners, Inc., a publicly traded asset management company since January 2009. She also served as a director of Universal American Financial Corp., a family of specialty healthcare companies, from July 1999 to December 2003, PXRE Group, Ltd., a property reinsurer, from April 2002 to April 2005, Ceres Group, Inc., an insurance and annuity products provider, from February 2000 to August 2006 and Quanta Capital Holdings, Ltd., a specialty insurance and reinsurance holding company, from July 2006 to October 2008.

We believe Dr. Fleming’s qualifications to serve as a director of the Company include Dr. Fleming’s experience as a private equity investor and investment banker focusing on the insurance industry, her knowledge of investing and capital market transactions and her prior and current experience sitting on multiple boards of directors, including the boards of directors of five publicly traded corporations.

Nicholas C. Marsh, 60, has been a director of the Company since July 2015 and currently serves as a member of the Nominating and Corporate Governance Committee and the Risk Committee of the Board. Mr. Marsh is a Member of the Board of Directors of HCC International Insurance Company PLC, holding the position of Non-Executive Chairman of HCC International and HCC Underwriting Agency Ltd. Prior to joining the Board of HCC in April 2014, Mr. Marsh was employed as Director of Corporate Underwriting and Director of Underwriting Review at Atrium Underwriting Group Limited from 2007 until his retirement in December 2013. During his forty-year career with Atrium, Mr. Marsh also served as the Active Underwriter of Syndicate 570 at Lloyd’s from 1989 to 2005, and prior to that as an Underwriter of Syndicate 570 from 1973 to 1989, as Chairman of Atrium Underwriters Limited from 2005 to 2007 and Chief Executive Officer of Atrium Underwriting Plc from 2000 to 2005. Mr. Marsh served as a director of Montpelier from 2014 to 2015. Mr. Marsh has served as a trustee of the Lloyd’s Benevolent Fund since 2007 and from 2008 to 2013, he served as a member of the Council of Lloyd’s.

We believe Mr. Marsh’s qualifications to serve as a director of the Company include Mr. Marsh’s extensive experience in the international insurance industry, including his many senior management roles at a Lloyd’s managing agent, which provide a valuable perspective to the Company’s discussions of international operations and the global insurance and reinsurance industry generally.

Scott D. Moore, 63, has been a director of the Company since May 2011 and currently serves as Chairman of the Risk Committee and as a member of the Audit Committee of the Board. Mr. Moore was the Chief Executive Officer of PartnerRe U.S., a reinsurance company, from 1998 to 2009. Prior to that, Mr. Moore served as the Executive Vice President and Chief Financial Officer of PartnerRe Ltd. from 1993 to 1998. Mr. Moore was employed for 13 years (three years as a Partner) with Coopers & Lybrand LLP, specializing in the insurance industry.

We believe Mr. Moore’s qualifications to serve as a director of the Company include Mr. Moore’s long experience as a senior executive responsible for operations and finance at a peer reinsurance company, as well as Mr. Moore’s deep knowledge of insurance accounting obtained while employed at Coopers & Lybrand LLP.

William J. Raver, 68, has been a director since May 2006 and currently serves as Chairman of the Finance Committee and as a member of the Audit Committee of the Board. From July 2006 through March 2008, Mr. Raver served as the Chief Executive Officer and Chief Investment Officer of the National Railroad Retirement Investment Trust (“NRRIT”) where he led a twenty person staff, overseeing investment activity of the trust fund established by Federal legislation in 2001 to manage certain defined benefit retirement assets of the U.S. railway industry, then totaling $30 billion. From 1997 until he joined NRRIT in 2006, Mr. Raver was with Verizon Investment Management Corporation, most recently as Chief Operating Officer. In this role, he shared investment responsibility for $65 billion of Verizon retirement and savings plan assets and was the officer in charge of trust fund financial reporting and fiduciary functions. From 1994 to 1997, Mr. Raver was Senior Vice President, Chief Administrative Officer, and Director of Research at Evaluation Associates, an investment consulting firm. His earlier career includes senior level positions in corporate treasury with Young & Rubicam, Cadbury Schweppes, Stauffer Chemical and Avon Products. Mr. Raver currently serves on a number of investment advisory boards and is recognized as a Governance Fellow by the National Association of Corporate Directors.

We believe Mr. Raver’s qualifications to serve as a director of Endurance include Mr. Raver’s extensive experience as an investment manager, which provides the Board and management valuable insight and guidance on managing the Company’s own investment portfolio and helps balance the industry experience of many of the other members of the Company’s Board.

Robert A. Spass, 60, has been a director since July 2002 and currently serves as a member of the Compensation Committee and the Finance Committee of the Board. Mr. Spass is a Partner of Capital Z Partners, an investment firm he joined as a founding partner in 1998. Prior to 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners Advisors, L.P. Mr. Spass was also President and CEO of International Insurance Advisors, Inc., the management company of International Insurance Investors, L.P. Prior to joining International Insurance Investors, Mr. Spass was a Director of Investment Banking at Salomon Brothers with responsibility for corporate finance relationships with the insurance industry. He currently serves on the board of directors of Five Hole, LLC, Universal American Corp., Minova Insurance Holdings Ltd. and MountainView

Capital Holdings, LLC. He also served as a director of Lancashire Holdings Limited from November 2005 to December 2014.

We believe Mr. Spass’ qualifications to serve as a director of the Company include Mr. Spass’ background as an experienced insurance industry investor and his extensive knowledge of the capital markets, particularly as they relate to the insurance and reinsurance industry.

Ian M. Winchester, 69, has been a director of the Company since July 2015 and currently serves as a member of the Audit Committee and the Risk Committee of the Board. Mr. Winchester is currently a Managing Partner and Chairman of the Investment Committee of BHC Winton Funds, L.P., an investment fund which focuses on providing capital to syndicates operating in the Lloyd’s market, and the Managing Director — Insurance of Brooks, Houghton & Co., a privately owned specialist investment banking and fund management firm founded in 1989. From 1985 to 2006, he was with T&H Holdings, Inc., parent of Toplis and Harding, Inc., one of the oldest independent insurance outsourced services companies in North America specializing in claims adjusting work, where he served as Chairman, President and CEO and where he continues to serve as a non-executive director. From 1970 to 1985, he was with Winchester Bowring, Ltd., a specialist reinsurance broker at Lloyd’s and a subsidiary of Marsh & McLennan, Inc., where he served as Managing Director from 1976 to 1985, and from 1964 to 1970 he was with Alexander Howden, Ltd., now a part of Aon Corporation, where he served as an Assistant Director from 1968 to 1970. Mr. Winchester has also been an Underwriting Member of Lloyd’s since 1978. Mr. Winchester served as a director of Montpelier from 2007 to 2015.

We believe Mr. Winchester’s qualifications to serve as a director of the Company include Mr. Winchester’s extensive experience in the insurance industry, including as an investment banker focused on the Lloyd’s market and his many senior management roles in brokerage and insurance services companies.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF DIRECTORS OF THE COMPANY.

Voting for Directors

Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the above listed nominees for director should become unavailable for election for any presently unforeseen reason, the persons named in the proxy card have the right to use their discretion to vote for a substitute nominee to be determined by the Board of Directors.

The election of the Company’s directors requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. In other words, director nominees standing for election to the Board of Endurance Specialty Holdings Ltd. will be elected if the number of votes cast “for” such director’s electing exceeds the number of votes cast “against” or “withheld” from that director. If a director in an uncontested election receives less than a simple majority of votes cast “for” his election, the director is required to submit a letter of resignation to the Board of Directors within 20 calendar days after the date of the Annual General Meeting.

The majority vote standard is not applicable to contested director elections, which are determined by a plurality of the votes cast. A plurality of votes cast means that the director receiving the highest number of votes “for” is deemed approved irrespective of how small the number of “for” votes is in comparison to the total number of shares voted.

Board of Directors

Board Responsibilities and Leadership Structure

The Board oversees management’s performance on behalf of the Company’s shareholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs the Company on a day-to-day basis, (2) to monitor management’s performance to assess whether the Company is creating value for the Company’s shareholders in an effective, efficient and ethical manner and (3) to periodically review the Company’s long-range plan, business initiatives, capital management and budget matters.

The Board appoints the Chairman of the Board, who may be an officer or former officer of the Company if the Board determines that it is in the best interests of the Company and its shareholders. The roles of Chairman of the Board and Chief Executive Officer may be held by the same person or may be held by different people. However, if the Chairman is also the Chief Executive Officer, then the Board has determined that it will also appoint a lead independent director (the “Lead Director”).

Mr. Charman is currently the Chairman of the Board and Chief Executive Officer and has served in those roles since May 2013. We believe that having a single person hold the roles of Chairman of the Board and Chief Executive Officer is appropriate for Endurance at this time because it allows one person to speak for and lead both the Company and the Board.

Upon Mr. Charman’s appointment as Chairman of the Board, Mr. Bolinder was appointed as Lead Director, a position he previously held from November 2006 to March 2011. Mr. Bolinder, an independent director, was selected by our independent directors to serves as the Lead Director. Endurance believes that having a Lead Director ensures effective oversight by an independent board through a single recognized leader. As established by the independent directors of the Board, the Lead Director’s responsibilities are to:

•	preside at all executive sessions of the independent directors;

•	act as a liaison between the Chairman and Chief Executive Officer and the independent directors;

•	assist the Chairman and Chief Executive Officer in setting the Board agenda and the frequency of meetings;

•	communicate Board member feedback to the Chairman and Chief Executive Officer (other than the annual Chief Executive Officer performance evaluation, which remains the responsibility of the chairman of the Compensation Committee);

•	be available to respond to shareholder inquiries in the event the Chairman is unable to do so; and

•	perform such other duties as are requested by the Board.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as necessary. The independent directors also meet in executive session without management present. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.

Role of the Board of Directors in Risk Management

Board Oversight. The Board is actively involved in the oversight of risks that could affect the Company. The Board’s oversight of risk at the Company is accomplished both at the full Board level and through its committee structure. The Board’s role in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing the Company’s risk exposure, and the Board and its committees providing oversight in connection with these efforts. The members of the Board have regular, direct access to the Company’s senior executives, as well as other officers responsible for the operational and control functions of the Company.

The Board’s risk management responsibilities focus on setting applicable risk and return goals for the Company, approving key risk management policies, fostering within the Company an appropriate culture of risk awareness and facilitating open communication between management and the Board about the risks assumed by the Company. In addition, the Board is responsible for monitoring risks within the following categories:

•	Strategy;

•	Environment;

•	Economic Slowdown;

•	Competitor Innovation;

•	Climate Change;

•	New Regulatory or Legislative Action;

•	Political Uncertainty;

•	Mergers & Acquisitions;

•	Investor Confidence;

•	Disaster Recovery / Business Continuity;

•	Damage to Physical Assets;
•	Claims Compliance;

•	Internal / External Communications;

•	Vendor Management;

•	Information Technology;

•	Management Information;

•	Security;

•	System Implementations / Failures;

•	Project Management Execution;

•	Financial Planning & Analysis; and

•	Residual Risks.

Committee Responsibilities. In order to discharge its responsibilities effectively, the Board allocates responsibilities for risk oversight among its committees.

The Audit Committee oversees and focuses on risks related to the Company’s financial statements and the financial reporting process. In addition, the Audit Committee is responsible for monitoring risks within the following categories:

•	Underwriting — controls & financial reporting (in conjunction with Risk Committee);

•	Loss Reserving — adequacy & financial reporting (in conjunction with Risk Committee);

•	Ceded Reinsurance — credit risk & financial reporting (in conjunction with Risk Committee);

•	Regulatory Reporting Requirements (in conjunction with the Risk Committee);

•	Restatements;
•	Third Party Solvency — credit risk;

•	Transfer Pricing;

•	Significant Accounting Polices & Changes;

•	Fraud;

•	Segregation of Duties & Controls;

•	External Auditor Relationship;

•	Investor Disclosure;

•	Management of Run-Off Businesses;

•	Taxation; and

•	Adherence to Tax Operating Guidelines.

The Risk Committee oversees the Company’s risk management framework, with the purpose of identifying and managing the risks that threaten the Company and its solvency, optimizing the Company’s risk based capital position, monitoring the Company’s risk adjusted returns on capital and reviewing with management the Company’s underwriting, investment and operational volatility. In addition, the Risk Committee is responsible for monitoring risks in the following categories:

•	Underwriting — limits & risk appetite (in conjunction with Audit Committee);

•	Loss Reserving — leverage & risk appetite (in conjunction with Audit Committee);
•	Ceded Reinsurance — strategy & risk appetite (in conjunction with Audit Committee);

•	Catastrophe Risk Correlation & Aggregation;

•	Investments — correlation (in conjunction with Finance Committee); and
•	Regulatory Reporting Requirements — (in conjunction with the Finance Committee).

The Finance Committee oversees the risks within the Company’s investment portfolio and capital structure. In addition, the Finance Committee is responsible for monitoring risks in the following categories:

•	Investments — policies and procedures (in conjunction with Risk Committee);

•	Capital Management;

•	Liquidity;

•	Interest Rate / Inflation Changes;
•	Internal Trading;

•	Commodity Price Volatility;

•	Credit / Default;

•	Financial Strength Ratings; and

•	Foreign Exchange.

The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation and benefits programs. In addition, the Compensation Committee is responsible for monitoring risks in the following categories:

•	Compensation & Benefits;

•	Succession Plan;

•	Human Resource Talent;
•	Culture & Behavior; and

•	Employee Relations.

The Nominating & Corporate Governance Committee assesses the risks associated with the Company’s corporate governance policies and practices. In addition, the Nominating & Corporate Governance Committee is responsible for monitoring risks in the following categories:

•	Code of Business Conduct & Ethics;

•	Charitable Contributions;

•	Political Action;
•	Legislative Affairs;

•	Corporate Governance Structure; and

•	Reputational.

The Board’s committees regularly receive and discuss materials from each other. In addition, proceedings of each committee are open to informational attendance by members of other committees. The Company believes these policies enable the directors to be cognizant of the various risks across the Company. Each committee performs a comprehensive annual self-assessment as part of the Board’s overall governance effectiveness review and assessment, which accordingly reflects the committees’ evaluation of the Company’s corporate risk management practices and, if applicable, the identification of potential new oversight needs in light of changes in the Company’s strategy, operations or business environment. Each committee has broad powers to ensure that it has the resources to satisfy its duties under its charter. Each committee also has access to outside advisors as well as management. In addition, the Company’s independent auditors and management representatives from the Company’s risk, administrative, legal, accounting and internal audit functions separately meet with, and are interviewed by, the Audit Committee in executive sessions.

Compensation Policies and Practices. When reviewing and approving the Company’s compensation programs, the Compensation Committee considers the relationship between such compensation programs and the Company’s risk management practices and risk taking incentives. The Compensation Committee has designed the Company’s compensation plans, including its incentive compensation programs, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in the compensation programs available for the Company’s employees, including its executive officers:

•	Tangible Performance Metrics Based upon Company Performance — The Company’s compensation plans utilize metrics based upon the Company’s Operating ROE, which excludes after-tax realized investment gains and losses, foreign exchange gains and losses and expenses associated with the acquisition of Montpelier and specific strategic objectives. Individual objectives for the determination of each Named Executive Officer’s annual and long-term incentive compensation are derived from the Company’s strategic objectives. The Chief Executive Officer is not eligible to receive annual or long-term incentive compensation until the 2018 performance year.

•	A Balanced Mix of Compensation Components — The Company’s compensation program is designed to provide a balanced mix of salary, annual incentive compensation and long-term incentive compensation for our executive officers. In 2015, the Named Executive Officers of the Company (other than the Chief Executive Officer) received an average of 18% of their total compensation in base salary, 36% of their total compensation in annual incentive compensation, 37% of their total compensation in long-term incentive compensation and 9% of their total compensation in executive benefits and other compensation (supplemental to general employee benefits).

•	Upper Limits on Incentive Awards — The maximum annual and long-term incentive awards for the Company’s Named Executive Officers (other than the Chief Executive Officer) are percentages of their respective base salaries, determined based upon the position held by the Named Executive Officers within the Company.

•	Alignment of Shareholder and Management Interests — The Chief Executive Officer’s sole compensation (other than a base salary of $100 per annum and ancillary benefits) from 2013 has been an initial grant of restricted shares and options. In addition, the Chief Executive Officer is required to hold the restricted shares and options received, as well as the $30 million of ordinary shares purchased by the Chief Executive Officer at the time of his joining the Company, until May 2018, subject to limited exceptions. The Company’s long-term incentive awards to its other executives are delivered in the form of performance-based and time-based restricted shares, which typically vest over a three or four year period. In addition, the Company has adopted share ownership guidelines, which require the Chief Executive Officer to hold Company shares having a value of at least five times the Chief Executive Officer’s base salary and which require other senior executive officers to hold Company shares having a value of at least two times such officers’ base salaries.

•	Clawback Policy — The Company’s senior executives are subject to an executive compensation clawback policy. The Company’s clawback policy provides that in the event of a restatement of the financial statements, in which an executive officer engaged in misconduct that materially contributed to the need for the restatement, the Board in its discretion shall be entitled to seek recoupment of excess incentive compensation paid or awarded to such executive officer within the 36 months prior to the restatement.

The Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”), its independent compensation consultant, to collaborate with the Compensation Committee to conduct an assessment of potential risks that may arise from our compensation programs. Based on this assessment, the Compensation Committee concluded that our compensation policies and practices do not encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors presently has the following standing committees: Audit, Compensation, Finance, Nominating and Corporate Governance and Risk. Except for the Finance Committee and the Risk Committee, on which Mr. Charman serve, each of the standing committees of the Board of Directors is comprised entirely of independent directors, as determined by the Board of Directors in accordance with New York Stock Exchange corporate governance standards (the “NYSE Corporate Governance Standards”). Each of the standing committees operates under a written charter adopted by the Board of Directors which is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary.

Below is a table setting forth the composition of each of the standing committees of the Board of Directors as well as a description of the composition, activities and meeting information of each committee:

= Chair

= Member

	Audit	Compensation	Finance	Nominating & Corporate Governance	Risk
John T. Baily
Norman Barham
Galen R. Barnes
William H. Bolinder
Philip M. Butterfield
Steven W. Carlsen
John R. Charman
Morgan W. Davis
Susan S. Fleming
Nicholas C. Marsh
Scott D. Moore
William J. Raver
Robert A. Spass
Ian M. Winchester

Audit Committee. The Audit Committee currently is comprised of Messrs. Baily, Bolinder, Butterfield, Moore, Raver and Winchester and is chaired by Mr. Baily. The Board of Directors has determined that all members of the Audit Committee are financially literate and that Mr. Baily is an “audit committee financial expert” as defined under the rules of the U.S. Securities and Exchange Commission (the “SEC”). Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Audit Committee (i) reviews internal and external audit plans and findings, (ii) reviews accounting policies and controls, (iii) recommends the annual appointment of auditors, (iv) reviews risk management processes and (v) pre-approves the Company’s independent auditors’ audit and non-audit services. The Audit Committee held four meetings during 2015.

Compensation Committee. The Compensation Committee currently is comprised of Messrs. Barham, Barnes, Davis and Spass and Dr. Fleming and is chaired by Mr. Barham. The Compensation Committee oversees the Company’s compensation and benefit policies, including administration of annual incentive compensation and long-term incentive plans. The Compensation Committee held four meetings during 2015.

Finance Committee. The Finance Committee currently is comprised of Messrs. Baily, Charman, Davis, Raver and Spass and Dr. Carlsen and is chaired by Mr. Raver. The Finance Committee establishes investment guidelines and supervises the Company’s finance and investment activity. The Finance Committee reviews the adequacy of existing financing facilities, regularly monitors the Company’s overall investment results, reviews compliance with the Company’s investment objectives and guidelines, and ultimately reports the overall investment results to the Board of Directors. The Finance Committee held four meetings during 2015.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently is comprised of Messrs. Barham, Bolinder, Butterfield and Marsh and Dr. Fleming and is chaired by Dr. Fleming. The Nominating and Corporate Governance Committee nominates candidates for positions on the Board of Directors and establishes and maintains the Company’s corporate governance policies. The Nominating and Corporate Governance Committee held four meetings during 2015.

Risk Committee. The Risk Committee is currently comprised of Messrs. Barnes, Charman, Marsh, Moore, Winchester and Dr. Carlsen, and is chaired by Mr. Moore. The Risk Committee reviews and evaluates the risks to which the Company is exposed, as well as discusses, monitors and oversees the guidelines and policies that govern the process by which the Company assesses and manages exposure to risk. The Risk Committee held four meetings during 2015. For additional discussion regarding the Board’s role in the Company’s risk management process, please see “Role of the Board of Directors in Risk Management” above.

Director Nominee Process

In connection with each Annual General Meeting, and at such other times as it may become necessary to fill one or more seats on the Board of Directors, the Nominating and Corporate Governance Committee will consider in a timely fashion potential candidates for director that have been recommended by the Company’s directors, the Chief Executive Officer, other members of senior management and shareholders. The qualifications for potential candidates are described below and detailed in the Company’s Director Qualification and Nomination Policy. The procedures for submitting shareholder nominations of individuals for election at the 2016 Annual General Meeting are explained below. The Nominating and Corporate Governance Committee may also determine to engage a third-party search firm as and when it deems appropriate to identify potential director candidates for its consideration. The Nominating and Corporate Governance Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating and Corporate Governance Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the Chief Executive Officer and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating and Corporate Governance Committee, other outside directors, the Chief Executive Officer and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the shareholders or named by the Board of Directors to fill a vacancy.

Shareholders of the Company wishing to nominate one or more individuals for election as directors must provide written notice to the Company at its registered office: Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. Such notice of nomination for the 2017 Annual General Meeting of Shareholders must be received by the Company not later than December 11, 2016 and not earlier than November 11, 2016. As required under the Company’s Bye-Laws, submissions must include:

(i)	the name and address, as it appears in the register of shareholders, of the shareholder who intends to make such nomination;

(ii)	a representation that the shareholder is a holder of record of shares entitled to vote and intends to appear in person or by proxy at the meeting to make such nomination;

(iii)	the class and number of shares which are held by the shareholder;

(iv)	the name and address of each individual to be nominated;

(v)	any information relevant to a determination of whether the recommended candidate meets the criteria for Board of Directors membership described below;

(vi)	any information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under New York Stock Exchange Rule 303A.02(b), or, alternatively, a statement that the recommended candidate would not be so barred;

(vii)	all other information relating to the recommended candidate that is required to be disclosed in solicitations for proxies in an election of directors pursuant to Regulation 14A under the Exchange Act including, without limitation, information regarding (1) the recommended candidate’s business experience, (2) the class and number of shares of capital stock of the Company, if any, that are beneficially owned by the recommended candidate and (3) material relationships or transactions, if any, between the recommended candidate and the Company’s management;

(viii)	a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder;

(ix)	a description of all material personal and business relationships between the shareholder and any such nominee during the preceding ten (10) years;

(x)	such other information regarding any such nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act;

(xi)	if the recommending shareholder(s) has beneficially owned more than 5% of the Company’s voting stock for at least one year as of the date the recommendation is made, evidence of such beneficial ownership as specified in the SEC’s rules;

(xii)	the signed consent of any such nominee to serve as a director, if so elected; and

(xiii)	the certification of any such nominee as to the accuracy and completeness of the information provided in such submission.

Director Qualifications

The Board has adopted a Director Qualification and Nomination Policy (the “Director Nomination Policy”) to assist the Board and its Nominating and Corporate Governance Committee in the exercise of its responsibilities in connection with the nomination of candidates to serve as members of the Board. The personal characteristics, attributes, bases for evaluation, process for renomination of current directors and Endurance’s definition of “independence” for purposes of determining the independence of members of the Board are set forth in the Director Nomination Policy and are discussed below. The Director Nomination Policy is intended as a component of the framework within which the Board, assisted by the Nominating and Corporate Governance Committee, nominates candidates to serve as members of the Board.

Under the Director Nomination Policy, candidates for the Board of Directors should possess personal characteristics consistent with those who:

•	have demonstrated high ethical standards and integrity in their personal and professional dealings;

•	possess high intelligence and wisdom;

•	are financially literate (i.e., who know how to read a balance sheet, an income statement, and a cash flow statement, and understand the use of financial ratios and other indices for evaluating company performance);

•	ask for and use information to make informed judgments and assessments;

•	approach others assertively, responsibly, and supportively, and who are willing to raise tough questions in a manner that encourages open discussion; and/or

•	have a history of achievements that reflect high standards for themselves and others, while retaining the flexibility to select those candidates whom it believes will best contribute to the overall performance of the Board of Directors.

In addition, under the Director Nomination Policy, candidates for the Board of Directors should have one or more of the following attributes:

•	a record of making good business decisions;

•	an understanding of management “best practices”;

•	relevant industry-specific or other specialized knowledge;

•	a history of motivating high-performing talent; and

•	the skills and experience to provide strategic and management oversight, and to help maximize the long-term value of the Company for its shareholders.

Under the Director Nomination Policy, the evaluation of any potential candidate considers the following factors:

•	independence and potential conflict issues;

•	whether any candidate has special interests that would impair his or her ability to effectively represent the interests of all shareholders;

•	the candidates’ current occupations and the number of other boards of directors on which they serve in determining whether they would have the ability to devote sufficient time to carry out their duties as directors; and

•	the candidates’ contribution to a heterogeneous Board of Directors whose attributes are diverse in viewpoint, professional experience, education, skill and other individual qualities.

The composition of the current Board includes directors with diverse backgrounds, including seasoned insurance and reinsurance industry executives, investment management veterans, investment professionals, financial experts and those with significant experience operating global enterprises at the executive level.

In the case of current directors being considered for renomination, the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings are also taken into consideration under the Director Nomination Policy.

Communication with Directors

Shareholders and other interested parties may contact any Endurance director, including non-management directors, by writing to them at Endurance Specialty Holdings Ltd., Attention: John V. Del Col, Secretary, Waterloo House, 100 Pitts Bay Road, Pembroke HM08, Bermuda. You may report complaints about Endurance’s accounting, internal accounting controls or auditing matters or communicate any other comments, questions or concerns. Complaints relating to Endurance’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee and may also be reported by accessing MySafeWorkplace, a third party, anonymous and confidential incident reporting system at www.mysafeworkplace.com. All comments, complaints and concerns will be received and processed by the Chairman of the Audit Committee and Endurance’s Secretary. The process for collecting and organizing security holder communications, as well as similar or related activities, has been approved by a majority of the Company’s independent directors.

Attendance at Meetings by Directors

The Board of Directors conducts its business through its meetings and meetings of its committees. Each director is expected to attend each of the Company’s regularly scheduled meetings of the Board of Directors and its constituent committees on which that director serves and the Company’s Annual General Meeting of Shareholders. Eight meetings of the Board of Directors were held in 2015. All of the Company’s directors during 2015 attended 75% or more of the meetings of the Board of Directors and the meetings of the committees on which they served. All of the Company’s directors except for Dr. Carlsen and Mr. Spass attended the Company’s 2015 Annual General Meeting of Shareholders.

Director Independence

Under the NYSE Corporate Governance Standards, a majority of the Board of Directors (and each member of the Audit, Compensation and Nominating and Corporate Governance Committees) must be independent. The Board of Directors may determine a director to be independent if the director has no disqualifying relationship as defined in the NYSE Corporate Governance Standards and if the Board of Directors has affirmatively determined that the director has no material relationship with the Company, either directly or as a shareholder, officer or employee of an organization that has a relationship with the Company that meets the standards as set forth by the NYSE and the Company. Independence determinations will be made on an annual basis at the time the Board of Directors approves director nominees for inclusion in the annual proxy statement and, if a director joins the Board of Directors between annual meetings, at such time.

Categorical Standards. To assist it in making its independence determinations, the Board of Directors has adopted as part of the Director Nomination Policy categorical independence standards parallel to those set forth in the NYSE Corporate Governance Standards. The categorical independence standards in the Director Nomination Policy state that:

1.	A director who is an employee, or whose immediate family member is an executive officer, of the Company or its affiliates is not independent until three years after the end of such employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or its affiliates, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation.

3.	A director who (i) is a current partner or employee of a firm that is the company’s internal or external auditor; or (ii) has an immediate family member who is a current partner of such a firm; or (iii) has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (iv) is or has an immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time is not independent until three years after the end of the affiliation or the employment or auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

In addition to the categorical standards listed above, the Board of Directors considers all relevant facts and circumstances when makings its determinations of independence.

Independence Determination. The Board of Directors has determined, in accordance with the Director Nomination Policy and the NYSE Corporate Governance Standards, that all of the members of the Board of Directors, other than John R. Charman, are independent and have no material relationships with the Company.

Compensation of Directors

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chairperson services. While the Compensation Committee is authorized to engage consultants or advisors in connection with its review and analysis of director compensation, it did not do so in 2015.

In making director compensation recommendations, the Compensation Committee takes into account various factors, including, the responsibilities of directors and committee chairpersons, and the form and amount of compensation paid to directors by comparable companies. The Board reviews the recommendations of the Compensation Committee and determines the form and amount of director compensation.

The Compensation Committee and the Board believe that the compensation of the directors:

•	is equitable based on the work required of directors serving an entity of the Company’s size, scope and industry;

•	aligns the directors’ and shareholders’ interests due to 50% of the target base retainer fee being delivered to Directors in the form of restricted shares;

•	aligns the directors’ compensation with the Company’s performance through the discretionary nature of the annual grant to directors of restricted shares; and

•	focuses directors’ attention on the long term, since the restricted shares granted to directors do not vest for one year and directors are required to hold a certain level of Company shares under the Company’s share ownership guidelines.

During 2015, John R. Charman served as Chairman of the Board of Directors of the Company and as Chief Executive Officer of the Company. Mr. Charman does not receive any additional compensation for his service as Chairman of the Board of Directors of the Company.

During 2015, the Company provided its non-employee directors with the following cash compensation:

•	a base annual retainer fee of $105,000 per annum;

•	an additional retainer fee of $30,000 per annum for the Lead Director;

•	an additional retainer fee of $30,000 per annum for the Chairperson of the Audit Committee;

•	an additional retainer fee of $20,000 per annum for the Chairperson of the Compensation Committee;

•	an additional retainer fee of $10,000 per annum for the Chairpersons of the Finance, Nominating and Corporate Governance and Risk Committees;

•	an additional retainer fee of £15,000 per meeting for non-employee directors who serve on the board of the Company’s U.K. subsidiaries, Endurance at Lloyd’s Limited and Endurance Worldwide Insurance Limited; and

•	reimbursement for usual and customary travel expenses.

In addition to cash compensation, the Company may deliver to its non-employee directors equity incentive compensation. The target level of equity incentive compensation for the Company’s non-employee directors is $105,000 per annum. In 2015, each non-employee director was granted 1,669 restricted shares, which were issued under the Company’s 2007 Equity Incentive Plan on the date of the Company’s Annual General Meeting. The restricted shares granted to non-employee directors will vest on the one year anniversary of the grant date and any cash or in-kind dividends or distributions paid or made by the Company on a record date occurring during the one year restricted period shall be held by the Company in escrow and shall be paid or made to the non-employee director, without interest, only when and if such restricted shares vest following the one year restricted period.

The following table sets forth, for the year ended December 31, 2015, the compensation for services to the Company by each of its non-employee directors:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John T. Baily	135,000	105,013	240,013
Norman Barham	125,000	105,013	230,013
Galen R. Barnes	105,000	105,013	210,013
William H. Bolinder	165,000	105,013	270,013
Philip M. Butterfield	105,000	105,013	210,013
Steven W. Carlsen	146,699	105,013	251,712
Morgan W. Davis	52,500	—	52,500
Susan S. Fleming	115,000	105,013	220,013
Nicholas C. Marsh	52,500	—	52,500
Scott D. Moore	115,000	105,013	220,013
William J. Raver	115,000	105,013	220,013
Robert A. Spass	105,000	105,013	210,013
Ian M. Winchester	82,306	—	82,306

(1)	Messrs. Bolinder and Carlsen served on the Board of Directors of the Company’s U.K. operating subsidiary, Endurance Worldwide Insurance Limited (“EWIL”), prior to the acquisition of Montpelier. Messrs. Bolinder and Carlsen received $30,000 and $20,000, respectively for their services as directors of EWIL in 2015 prior to the acquisition of Montpelier. Following the acquisition of Montpelier, Messrs. Carlsen and Winchester served on the Boards of Directors of EWIL and Endurance at Lloyd’s Limited (“EAL”), the Company’s operating subsidiary at Lloyd’s. Messrs. Carlsen and Winchester each received £15,000 (or $21,699 at a rate of exchange of 1.447 U.S. dollars per British pound) for their services as directors of EWIL and EAL in 2015 following to the acquisition of Montpelier.

(2)	Amounts represent the grant date fair value with respect to restricted shares granted in 2015. At the time of our 2015 Annual General Meeting of Shareholders, held on May 20, 2015, the Company granted 1,669 restricted shares to each of our non-employee directors. The estimated grant date fair value of each restricted share award was calculated using the closing market price of our ordinary shares on the date of grant ($62.92). The restricted shares will vest and become unrestricted ordinary shares on May 20, 2016. For additional information regarding the restricted shares, see Note 16 to the Consolidated Financial Statements in the Company’s Form 10-K.

Transactions with Related Persons, Promoters and Certain Control Persons

Review and Approval

The Board has adopted a written policy and procedure for review, approval and monitoring of transactions involving the Company and “related persons” (directors and executive officers or their immediate family members, or shareholders owning five percent or greater of the Company’s outstanding shares). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy

•	Related person transactions must be approved by the Board or by a Committee of the Board consisting solely of independent directors, who will approve the transaction only if they determine that it is in the best interests of the Company.

•	In considering a related party transaction, the Board or Committee will consider all relevant factors, including as applicable: (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related person transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

•	The Board or relevant committee will periodically monitor the related party transaction to ensure that there are no changed circumstances that would render it advisable for the Company to amend or terminate the transaction.

Procedures

•	Management or the affected director or executive officer will bring the matter to the attention of the Chairman of the Board, the Lead Director (if any), the Chairperson of the Nominating and Corporate Governance Committee or the Secretary.

•	The Chairman of the Board and the Lead Director (if any) shall jointly determine (or if either is involved in the transaction, the other shall determine in consultation with the Chairperson of the Nominating and Corporate Governance Committee) whether the matter should be considered by the Board or by one of its existing Committees consisting only of independent directors.

•	If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.

•	The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

•	The Board or relevant committee will review the transactions annually to determine whether it continues to be in the Company’s best interests.

Related Party Transactions

On January 28, 2016, BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC disclosing that its subsidiaries held, in the aggregate, approximately 6.0% of Endurance’s ordinary shares as of December 31, 2015. Subsidiaries of BlackRock provide the Company and its subsidiaries with investment management, investment accounting and risk analysis services. During the year ended December 31, 2015, the Company paid or accrued fees of approximately $3.6 million for those services. All fee arrangements were entered into pursuant to arm’s length transactions at prevailing market rates for the services rendered. Following the procedures set forth above, the Nominating and Corporate Governance Committee of the Board, at its meeting in February of 2016, reviewed and ratified the various relationships and transactions by and among the Company, BlackRock and their applicable affiliated companies.

On February 12, 2016, Fidelity Management & Research Company (“Fidelity”) filed a Schedule 13G/A with the SEC disclosing that its subsidiaries held, in the aggregate, approximately 5.2% of Endurance’s ordinary shares as of December 31, 2015. Subsidiaries of Fidelity provide the Company and its subsidiaries with investment management services. During the year ended December 31, 2015, the Company paid or accrued fees of approximately $1.3 million for those services. All fee arrangements were entered into pursuant to arm’s length transactions at prevailing market rates for the services rendered. Following the procedures set forth above, the Nominating and Corporate Governance Committee of the Board, at its meeting in February of 2016, reviewed and ratified the various relationships and transactions by and among the Company, Fidelity and their applicable affiliated companies.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Board has adopted Corporate Governance Guidelines to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and ensure that the interests of the Board and management align with the interests of the Company’s shareholders. The Company’s Corporate Governance Guidelines outline the responsibilities, operations, qualifications and composition of the Board of Directors and embody many of our practices, policies and procedures, which are the foundation of our commitment to the highest standards of corporate governance. The Corporate Governance Guidelines are reviewed at least annually by the Nominating and Corporate Governance Committee and revised as necessary to continue to reflect improvements in our corporate governance standards.

The Board has adopted a Code of Business Conduct and Ethics that outlines the principles, policies, rules, regulations and laws that govern the activities of the Company and its employees, directors, and consultants and establishes guidelines for professional conduct in the workplace. Every employee and director is required to read and annually attest to compliance with the Code of Business Conduct and Ethics and other applicable Company policies. Any required amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics for our directors and executive officers may be made only by our Board, the Audit Committee or the Nominating and Corporate Governance Committee and will be promptly disclosed to shareholders in accordance with the listing standards of the New York Stock Exchange and the rules and regulations of the SEC.

Copies of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on our website at www.endurance.bm. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Pursuant to the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee and the Company’s General Counsel are charged with resolving any conflict of interest involving any member of the Board or employee of the Company.

AUDIT MATTERS

Proposal No. 2 — Appointment of Independent Registered Public Accounting Firm

Upon the recommendation of the Audit Committee, the Board of Directors has recommended the appointment of the firm of Ernst & Young Ltd. as the Company’s independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2016 and recommends that shareholders authorize the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm. Ernst & Young Ltd. has audited the Company’s financial statements since the Company’s inception in December of 2001. Representatives of Ernst & Young Ltd. are expected to be present at the Annual General Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG LTD. AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM AND THE AUTHORIZATION OF THE BOARD OF DIRECTORS, ACTING THROUGH ITS AUDIT COMMITTEE, TO SET THE FEES FOR THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The appointment of Ernst & Young Ltd. as the Company’s independent registered public accounting firm and the authorization of the Board of Directors, acting through its Audit Committee, to set the fees for the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the Annual General Meeting.

Report of the Audit Committee

The following report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

Messrs. Baily, Bolinder, Butterfield, Moore, Raver and Winchester currently serve on the Audit Committee. All current members of the Audit Committee will continue as members of the Audit Committee, assuming they are re-elected to the Board of Directors by the shareholders.

After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the Company that might affect their independence from the Company, the Board of Directors has determined that (1) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, the SEC rules promulgated thereunder, the applicable NYSE Corporate Governance Rules and the standards adopted by the Board of Directors as part of the Director Nomination Policy, (2) all current Audit Committee members are financially literate, and (3) Mr. Baily qualifies as an “audit committee financial expert” as defined by SEC rules promulgated under the Exchange Act. Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Baily’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Baily any duties, obligations or liability greater than are generally imposed upon him as a member of the Audit Committee and the Board and his designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other currently serving members of the Audit Committee and the Board may be considered financial experts, but the Board has not so designated them at this time.

The Board of Directors appointed the undersigned directors as members of the Audit Committee and previously adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. The charter is available on the Company’s web site at www.endurance.bm and is also available in print upon request to the Company’s Secretary. In addition, the Company will furnish an annual written affirmation to the NYSE relating to, among other things, clauses (1)—(3) of the preceding paragraph of this report and the adequacy of the Audit Committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee:

•	reviewed and discussed the audited financial statements contained in the Form 10-K with management and the Company’s independent auditors;

•	reviewed and discussed the Company’s quarterly earnings press releases and related materials;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	reviewed the Company’s loss reserves;

•	reviewed and discussed the Company’s risk assessment and risk management, including the guidelines and policies governing the process of monitoring and controlling the Company’s major financial risk exposures;

•	met separately with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors;

•	discussed with the Company’s senior management, independent auditors and internal auditors the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the Form 10-K and other periodic filings with the SEC;

•	reviewed the Company’s whistleblower policy and its application;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Auditing Standard No. 16, “Communications with Audit Committees” and (3) responsibilities, budget and staffing of the Company’s internal audit function;

•	received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent auditors the independent auditors’ independence; and

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the Form 10-K.

In addition to the actions described above taken in connection with the preparation for the filing with the SEC of the Company’s Form 10-K, the Audit Committee reviews the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors. The Company’s internal audit department objective is to evaluate and improve the effectiveness of the Company’s governance, risk management, internal control. The Audit Committee oversees the internal audit department and the overall internal audit function at the Company. The Company’s internal audit function operates under the terms of the Company’s Internal Audit Department Charter which is reviewed by the Audit Committee. To assist with the Audit Committee’s oversight, the Company’s internal audit department provides an annual risk-based audit plan to the Audit Committee and periodic reports are additionally made to the Audit Committee summarizing the results of internal audit activities.

The Audit Committee appoints and annually evaluates the performance of the Company’s independent auditor and provides assistance to the members of the Board of Directors in fulfilling their oversight functions of the financial reporting practices, including satisfying obligations imposed by Section 404 of the Sarbanes Oxley Act of 2002, and financial statements of the Company. The Company’s current independent registered public accounting firm is Ernst & Young Ltd. (“Ernst & Young”). Ernst & Young has been the Company’s independent registered public accounting firm since 2001 and the Audit Committee has selected Ernst & Young to be the Company’s independent registered public accounting firm for 2016.

The Audit Committee contracts with and sets the fees paid to the Company’s independent auditor. The fees for services for Ernst & Young’s audit services the past two fiscal years are set forth under “Audit Fees.” Audit fees relate to professional services rendered for the audit of consolidated financial statements of the Company, audits of the statutory financial statements of certain subsidiaries, review of quarterly consolidated financial statements and audit of internal control over financial reporting as required under Section 404 of the Sarbanes Oxley Act of 2002.

The Audit Committee also determines that the non-audit services provided to the Company by the independent auditors are compatible with maintaining the independence of the independent auditors and established clear hiring policies for employees or former employees of the Company’s independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed below under “Audit Fees.” The Audit Committee annually conducts an evaluation of the independent auditors to determine if they will recommend the retention of the independent auditors. As part of the evaluation of the independent auditors, the Audit Committee surveys select Company management and all members of the Audit Committee to determine if the independent auditors are meeting Company expectations. In addition, the Audit Committee obtains and reviews, at least annually, a report by the independent auditors describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the independent auditors’ independence) all relationships between the independent auditors and the Company. Based upon the results of the evaluations mentioned, the Audit Committee recommends the retention of Ernst & Young as the Company’s independent auditors based upon the quality of audit services and sufficiency of resources provided.

While the Audit Committee has the duties and responsibilities set forth above and in its charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Audit Committee to ensure that the Company complies with all laws and regulations, its Code of Business Conduct and Ethics or its Corporate Governance Guidelines.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the committee absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Company.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

Respectfully submitted,

John T. Baily (Chairman)

William H. Bolinder

Philip M. Butterfield

Scott D. Moore

William J. Raver

Ian M. Winchester

Audit Fees

Ernst & Young Ltd. Fees and Services

	2015 Actual Fees ($)	2014 Actual Fees ($)
Audit Fees	5,799,800	4,034,860
Audit-Related Fees	155,167	170,466
Tax Fees	182,949	17,071
All Other Fees	—	—

Total Fees	6,137,916	4,222,397

Audit fees for 2015 and 2014 consist of fees paid to Ernst & Young Ltd. for professional services for the audit of the Company’s annual consolidated financial statements, review of quarterly consolidated financial statements, audit of annual statutory statements, purchase price accounting analysis and Sarbanes-Oxley assessment in connection with the acquisition of Montpelier and services that are normally provided by independent auditors in connection with statutory, Sarbanes-Oxley Section 404 attestation services, comfort letters, SEC and regulatory filings or engagements.

Audit-related fees for 2015 and 2014 consist of fees paid to Ernst & Young Ltd. for employee benefit plan audits and access to certain accounting and auditing information.

Tax fees for 2015 and 2014 consist of fees paid to Ernst & Young Ltd. for tax compliance and tax advice.

The Audit Committee concluded that the provision of the services listed above was compatible with maintaining the independence of Ernst & Young Ltd.

Pre-Approval Policies and Procedure

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established the following policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by Ernst & Young Ltd.

Prior to the engagement of the independent auditor for any audit or non-audit services, management submits a proposal for such services to the Audit Committee. The Audit Committee reviews such proposals and provides its consent only after first considering whether the proposed services are consistent with the SEC’s rules on auditor independence. Also, in determining whether to grant pre-approval of any non-audit services, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

•	whether the service creates a mutual or conflicting interest between the auditor and the Company;

•	whether the service places the auditor in the position of auditing his or her own work;

•	whether the service results in the auditor acting as management or an employee of the Company; and

•	whether the service places the auditor in a position of being an advocate for the Company.

The Audit Committee has delegated its pre-approval authority to its Chairman for matters arising between meetings of the Audit Committee. Any pre-approval of a service by the Chairman of the Audit Committee is subject to ratification by the Audit Committee at its next scheduled meeting.

During 2015, the Audit Committee approved all of Ernst & Young Ltd.’s audit and permissible non-audit services.

COMPENSATION

Proposal No. 3 — Advisory Vote to Approve Named Executive Officer Compensation

This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.

Named Executive Officers

The Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers are the Company’s “Named Executive Officers.” The Named Executive Officers for 2015 were:

•	Chief Executive Officer — John R. Charman

•	Chief Financial Officer — Michael J. McGuire

•	Chief Executive Officer, Global Insurance — John A. Kuhn

•	Chief Executive Officer, Global Reinsurance — Jerome Faure

•	General Counsel — John V. Del Col

Compensation Program Goals

As discussed in “Compensation Discussion and Analysis” below, the Company’s executive compensation programs are designed to attract, motivate and retain the most talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based the Company’s compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace;

•	Compensation should reward performance;

•	Compensation should discourage excessive risk taking;

•	Compensation should reflect the means by which performance is achieved; and

•	Compensation policies should provide remedies for executive misconduct.

Our compensation policies are designed to attract, motivate, and retain our Named Executive Officers, who are critical to lead and grow our businesses. Under these policies, our Named Executive Officers are rewarded for the achievement of specific annual and long-term corporate financial and strategic objectives, which are selected with the overall goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters.

Compensation Components

As described in more detail below, the Company has four principal elements of compensation: base salary, annual incentive compensation, long-term incentive compensation and employee benefits/other compensation. For the Named Executive Officers (identified below), long-term incentive compensation is comprised of performance-based restricted shares and time-based restricted shares.

Company Performance

In 2015, the Compensation Committee measured the Company’s performance based on the Company’s operating return on equity, which excludes after-tax realized investment gains and losses, foreign exchange gains and losses and expenses associated with the acquisition of Montpelier (“Operating ROE”) and the achievement of the Company’s strategic objectives. At the beginning of 2015, the Compensation Committee established a target Operating ROE of 8% for the Company’s incentive compensation plans. The 8% target Operating ROE established by the Compensation Committee was biased towards Company outperformance, taking into account the prevailing adverse market and interest rate conditions. In establishing the target Operating ROE for 2015, the Compensation Committee noted that the achievement of the target Operating ROE would result in an increase in the Company’s net operating income of 11% over the Company’s 2014 compensation target net operating income.

The Company’s actual 2015 Operating ROE of 12.0% was higher than the 8.0% Operating ROE goal. In addition, the Company met or exceeded its previously established 2015 non-financial strategic objectives, as described in “Compensation Discussion and Analysis” below.

Key 2015 Compensation Decisions

Following the Compensation Committee’s evaluation of the performance of the Company and the Named Executive Officers in 2015, the Compensation Committee determined the following with respect to the Named Executive Officers of the Company:

•	In accordance with the terms of his Employment Agreement, Mr. Charman, the Chairman and Chief Executive Officer, would continue to receive only $100 base salary in 2016 and would not receive any annual or long-term incentive compensation in respect of 2015 performance;

•	The other Named Executive Officers would receive annual incentive compensation averaging 175% of their target annual incentive compensation;

•	The other Named Executive Officers would receive long-term incentive compensation averaging 137.5% of their target long-term incentive compensation; and

•	One-half of the target long-term incentive compensation delivered to the other Named Executive Officers would be performance-based restricted shares, with the vesting of the performance-based restricted shares dependent upon the Company’s 3 year total shareholder return relative to insurance or reinsurance companies whose equity securities are publicly traded in the United States, and the remainder of the long-term incentive compensation delivered to the other Named Executive Officers would be time-based restricted shares.

For the reasons expressed above and as described below under “Compensation Discussion and Analysis,” the Compensation Committee and the Board of Directors believe that the Company’s policies and practices are aligned with the interests of our shareholders and properly reward management for performance.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ADVISORY PROPOSAL TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT.

The shareholder advisory vote to approve the compensation of the Company’s Named Executive Officers requires the affirmative vote of a majority of the votes cast at the Annual General Meeting. However, the Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors, and it will not be construed as overruling any decision by the Company, the Compensation Committee or the Board of Directors or creating or implying any change to, or additional, fiduciary duties for the Company, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our shareholders and we will consider our shareholders’ votes in setting and modifying our compensation program. The Compensation Committee will evaluate whether any actions are necessary in light of the shareholder vote.

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis reviews:

•	Endurance’s compensation program and pay decisions in an executive summary (page 32);

•	The objectives of Endurance’s executive compensation program (page 34);

•	The key elements, peer group and performance metrics utilized by the Compensation Committee to structure executive compensation (page 35);

•	The Compensation Committee’s process for determining senior executive compensation (page 45);

•	The compensation determinations made by the Compensation Committee for 2015 (page 49); and

•	Feedback from Endurance’s shareholders on executive compensation (page 52);

Executive Summary

In this Compensation Discussion and Analysis, the Compensation Committee addresses its compensation determinations and the rationale for those decisions relating to the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, who are referred to collectively as the “Named Executive Officers.”

Named Executive Officers. The Named Executive Officers for 2015 were:

•	Chief Executive Officer — John R. Charman

•	Chief Financial Officer — Michael J. McGuire

•	Chief Executive Officer, Global Insurance — John A. Kuhn

•	Chief Executive Officer, Global Reinsurance — Jerome Faure(1)

•	General Counsel — John V. Del Col

(1)	On March 31, 2016, Mr. Faure retired from his role as Chief Executive Officer, Reinsurance and President of the Company.

Shareholder Engagement. Following the Company’s say-on-pay vote in 2014, the Compensation Committee embarked on an initiative to restructure the Company’s executive compensation programs by increasing and aligning the performance based elements of compensation, increasing the focus on the long-term success of the Company and as a result, further aligning executive compensation with shareholders’ interests. At our 2015 Annual General Meeting of Shareholders, our shareholders expressed their support for our executive officer compensation practices, with approximately 68% of the votes cast in favor of our say-on-pay proposal. In 2015, we continued to engage our shareholders to elicit information regarding their views of our executive officer compensation.

Executive Compensation Program. The Compensation Committee completed the implementation of significant revisions to its executive compensation program in 2014. The changes to the Company’s executive compensation program in 2014 (which continued in 2015) included the following:

•	Performance-Based Equity Compensation. For the 2015 performance year, 50% of the target long-term incentive compensation was granted to the Named Executive Officers in the form of performance-based restricted shares.

•	Multiple Performance Metrics. The vesting of the performance-based restricted shares is based upon the Company’s relative total shareholder return versus a pre-determined peer group, while the Company’s annual incentive compensation and time-based restricted shares are awarded based upon the Company’s Operating ROE and the achievement of the Company’s strategic objectives.

•	Multi-Year Relative Performance Metrics. The performance-based restricted shares cliff vest after 3 years, with vesting dependent upon relative total shareholder return over the three-year period. Dividends are not payable until vesting and only on that portion of the performance-based restricted shares that vest.

•	Performance Compensation Linked to Strategic Objectives. Incentive compensation for 2015 was based on a broad scorecard of tangible financial and strategic objectives for both the Company and its major lines of business in order to more closely tie incentive compensation to the performance of the businesses.

Assessment of 2015 Performance. In 2015, the Compensation Committee measured performance for purposes of the Named Executive Officers’ annual and long-term incentive compensation based on a combination of the Company’s Operating ROE (which excludes after-tax realized investment gains and losses, foreign exchange gains and losses and expenses associated with the acquisition of Montpelier) and the Named Executive Officers’ individual performance, including their contribution towards the Company’s strategic objectives as established by the Board and the Compensation Committee at the commencement of the year. For 2015, the Compensation Committee established for the Company’s employees at the commencement of the year an 8.0% target Operating ROE, which was biased towards Company outperformance, taking into account the prevailing adverse market and interest rate conditions. The Company’s actual 2015 Operating ROE of 12.0% was higher than the 8.0% target Operating ROE established by the Compensation Committee. In addition, at the end of 2015, the Compensation Committee conducted an assessment of the Company’s performance in 2015 versus each of its previously established 2015 strategic objectives. For a more detailed description of the Company’s financial results, please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Form 10-K.

Determination of 2015 Annual and Long-Term Incentive Compensation. The 12.0% Operating ROE achieved by the Company in 2015 resulted in an indicated 150% performance adjustment (out of a range of 0% to 200%) to the target annual incentive compensation of the Named Executive Officers. The Company’s 2015 strategic objectives included a series of financial targets (gross written premiums, capital, invested assets and general and administrative expenses) that were rendered obsolete as a result of the acquisition of Montpelier. Consequently, the Compensation Committee evaluated the Company’s performance based upon the Company’s Operating ROE, the Company’s achievement of its non-financial strategic objectives and the Company’s achievements relative to its 2015 business plan. The Compensation Committee determined that the Named Executive Officer’s individual performance, including their contribution towards the Company’s strategic objectives, resulted in an indicated average individual performance adjustment of 200% (the maximum under the plan) to their target annual incentive compensation. The Operating ROE and individual performance adjustments were averaged with an equal weight to determine the performance adjustments to the Named Executive Officers’ target levels of annual incentive compensation. The table below lists the 2015 annual incentive plan targets, the applicable performance multiplier and the resulting 2015 annual incentive plan performance-adjusted targets for the Named Executive Officers:

Name	2015 Annual Incentive Target(1)		2015 Performance Adjustment Percentage		2015 Annual Incentive Performance Adjusted Target(1)
John R. Charman(2)	—	X	—	=	—
Michael J. McGuire	110%	X	175%	=	192.5%
John A. Kuhn	120%	X	175%	=	210.0%
Jerome Faure	110%	X	175%	=	192.5%
John V. Del Col	100%	X	175%	=	175.0%

(1)	Targets and adjusted targets are expressed as percentages of the Named Executive Officers’ base salary.
(2)	Mr. Charman is not eligible to receive annual incentive compensation until the 2018 performance year.

One half of the target long-term incentive compensation delivered to each Named Executive Officer was in the form of performance-based restricted shares that were issued at target and were not subject to any performance adjustment at grant. The remainder of the long-term incentive compensation delivered to each Named Executive Officer was in the form of time-based restricted shares, with the target amount of the time-based restricted shares adjusted for past performance at grant at a rate equal to one half of the performance adjustment made to each Named Executive Officer’s annual incentive target. For example, Mr. McGuire’s 2015 annual incentive compensation performance adjustment was 75% above target and his time-based restricted share award was adjusted to 37.5% above target.

The Compensation Committee then reviewed the preliminary compensation amounts for the Named Executive Officers produced by the indicated performance adjustments to determine whether the process had yielded appropriate annual and long-term incentive compensation in the context of events as they occurred during the year. Based upon the foregoing, the Compensation Committee determined that the 2015 compensation of the Named Executive Officers would be as follows:

			Long-Term Incentive Compensation
Name	Annual Base Salary(1)	Annual Incentive Compensation	Performance-Based Restricted Share Award	Time-Based Restricted Share Award	Total(2)
John R. Charman	$100	—	—	—	$100
Michael J. McGuire	$575,000	$1,106,875	$460,000	$632,500	$2,774,375
John A. Kuhn	$800,000	$1,680,000	$720,000	$990,000	$4,190,000
Jerome Faure	$550,000	$1,058,750	—	—	$1,608,750
John V. Del Col	$500,000	$875,000	$375,000	$515,625	$2,265,625

(1)	The annual base salaries of Messrs. McGuire and Kuhn were increased by the Compensation Committee on December 1, 2015 from $500,000 and $700,000 per annum, respectively, following a review by the Compensation Committee of a competitive market analysis that was conducted by F.W. Cook. Neither Mr. McGuire nor Mr. Kuhn received a salary increase during the prior three years.
(2)	The compensation information in the table above differs from the calculation of total compensation in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2016 in recognition of performance during 2015 and not including the value of compensation and perquisites from the “Bonus” and “All Other Compensation” columns in the Summary Compensation Table.

Objectives of the Company’s Compensation Program

In order to accomplish the Company’s goal of maximizing shareholder value over the long term in a manner consistent with the Company’s risk parameters, the Compensation Committee believes that the Company must attract, motivate and retain the most talented individuals at all levels of the organization needed to lead and grow the Company’s businesses. To that end, the Compensation Committee has based the Company’s compensation program for the Company’s employees on the following principles:

•	Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other employers who compete with the Company for talent.

•	Compensation should reward performance. Compensation should parallel individual and Company performance. Where individual and/or Company performance does not meet Operating ROE or strategic objectives, the compensation program should deliver lower-tier compensation. In addition, to improve effectiveness, the Company’s compensation program should enable employees to easily understand how their efforts can affect their pay.

•	Compensation should not motivate excessive risk taking. The structure of the Company’s compensation program, the selection of performance objectives and the evaluation of performance by the Compensation Committee all take into account and seek to ameliorate excessive risk taking by the Company’s employees.

•	Compensation should reflect the means by which performance is achieved. To ensure the Company’s performance is attained by means encompassed by the Company’s risk parameters, the Company’s compensation program permits downward adjustment in the amount of variable compensation to be delivered to executives at the discretion of the Compensation Committee, should the Compensation Committee determine that the Company’s performance indicators are not reflective of the Company’s actual performance or the risks undertaken to attain such performance.

•	Compensation policies should provide remedies for executive misconduct. The Company’s senior executives are subject to an executive compensation clawback policy that provides that in the event of a restatement of the financial statements in which an executive officer engaged in misconduct that materially contributed to the need for the restatement, the Board in its discretion shall be entitled to seek recoupment of excess incentive compensation paid or awarded to such executive officer within the 36 months prior to the restatement.

Elements of Compensation

The Company has four principal elements of compensation: base salary, annual incentive compensation, long-term incentive compensation and employee benefits/other compensation. The Compensation Committee believes that the majority of our Named Executive Officers’ compensation should be delivered in the form of variable compensation, which fluctuates based on the performance measures within our incentive plans. The table below shows the percentage composition of each Named Executive Officer’s total 2015 compensation:

	Fixed Compensation			Variable Compensation
Name	Base Salary	Executive Benefits and Other Compensation	Total Fixed Compensation(1)	Annual Incentive Compensation	Long-Term Incentive Compensation	Total Variable Compensation(1)
John R. Charman(2)	—	100%	100%	—	—	—
Michael J. McGuire	19%	11%	29%	36%	35%	71%
John A. Kuhn	18%	8%	26%	37%	37%	74%
Jerome Faure	30%	11%	42%	58%	0%	58%
John V. Del Col	20%	11%	31%	34%	35%	69%

(1)	The percentages in the table above differs from the percentages that would be derived from the Summary Compensation Table below by including the value of restricted shares granted in March of 2016 in recognition of performance during 2015.

(2)	Mr. Charman’s compensation is comprised entirely of executive benefits and other compensation, as his base salary is $100 per annum and he is not eligible to receive annual or long-term incentive compensation until the 2018 performance year.

Base Salary. Base salary is the guaranteed element of the Company’s compensation structure and is paid to its employees for ongoing performance throughout the year. The base salary for the Company’s Chief Executive Officer is $100 per annum. Base salaries for the Company’s other Named Executive Officers are targeted at appropriate levels of base salaries paid for similar positions at a comparative group of companies referred to as the Peer Group, below. The base salaries of individual Named Executive Officers can and do vary from this salary benchmark based on such factors as individual performance, potential for future advancement, specific job responsibilities and length of time in their current position. The annual base salary rates for the Named Executive Officers for the past three years were as follows:

Name	Year	Annual Base Rate Salary(1)
John R. Charman	2015	$100
	2014	$100
	2013	$100

Michael J. McGuire	2015	$575,000
	2014	$500,000
	2013	$500,000

John A. Kuhn	2015	$800,000
	2014	$700,000
	2013	$700,000

Jerome Faure	2015	$550,000
	2014	$550,000
	2013	$550,000

John V. Del Col	2015	$500,000

(1)	The annual base salaries of Messrs. McGuire and Kuhn were increased by the Compensation Committee on December 1, 2015 from $500,000 and $700,000 per annum, respectively, following a review by the Compensation Committee of a competitive market analysis that was conducted by F.W. Cook. Neither Mr. McGuire nor Mr. Kuhn received a salary increase during the prior three years.

Annual Incentive Compensation. The Company’s annual incentive compensation program supports the Company’s strategy by linking a significant portion of its employees’ total compensation to the achievement of critical business goals on an annual basis. All of the Company’s employees, including the Named Executive Officers (other than Mr. Charman), are eligible to earn annual incentive compensation.

The target annual incentive compensation opportunity for the Named Executive Officers is established based upon the level of responsibility of the Named Executive Officer within the Company, as well as external market practices. The Compensation Committee seeks to set target annual incentive compensation so that achieving target financial and strategic performance would result in annual incentive compensation approximating the median for the Company’s peer group, with corresponding above or below target performance resulting in annual incentive compensation that averages above or below the peer group median. Following a review of the Company’s current target compensation for its senior executives compared to the Company’s peers conducted by the Compensation Committee with the assistance of compensation consultant F.W. Cook, the Compensation Committee determined to adjust the target annual incentive compensation of Messrs. Kuhn (from 110% to 120%) and Del Col (from 80% to 100%). In reviewing the Company’s target annual incentive compensation for the Company’s senior executives, the Compensation Committee sought to adjust total target compensation to equate to the median peer compensation for similarly situated executives at the Company’s peers. The target annual incentive compensation opportunity for the other Named Executive Officers did not change. As a matter of practice, the Compensation Committee does not change target annual incentive compensation absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. The range of potential annual incentive compensation for each Named Executive Officer is between 0% of target and 200% of target. The target and range of annual incentive opportunities for the Named Executive Officers (expressed as a percentage of base salary) are as follows:

	Target Annual Incentive Compensation (% of Base Salary)	Range of Potential Annual Incentive Compensation (% of Base Salary)
John R. Charman(1)	—	—
Michael J. McGuire	110%	0% to 220%
John A. Kuhn	120%	0% to 240%
Jerome Faure	110%	0% to 220%
John V. Del Col	100%	0% to 200%

(1)	Mr. Charman is not eligible to receive annual incentive compensation until the 2018 performance year.

Annual incentive compensation is paid in February for the prior year’s performance and is based upon the performance metrics described below, the Compensation Committee’s evaluation of the Company’s performance and each Named Executive Officer’s individual performance in the prior year.

Long-Term Incentive Compensation. The Compensation Committee believes the inclusion of long-term incentive compensation in the Company’s compensation structure fosters the appropriate perspective in management, given that the ultimate profitability of the insurance or reinsurance underwritten by the Company may not be fully known for years. In addition, the Compensation Committee seeks to align the interests of the Company’s employees with the Company’s shareholders to the greatest extent practicable. Finally, long-term incentive compensation, which potentially is forfeited in the event of the departure of an employee from the Company, has the ability to retain valuable executive talent within the organization. Each of the Named Executive Officers (other than Mr. Charman) is eligible to earn long-term incentive compensation.

The target long-term incentive compensation opportunity for the Named Executive Officers is established based upon the level of responsibility of the Named Executive Officer within the Company, as well as external market practices. The Compensation Committee seeks to set target long-term incentive compensation so that achieving target financial and strategic performance would result in long-term incentive compensation approximating the median for the Company’s peer group, with corresponding above or below target performance resulting in long-term incentive compensation that averages above or below the peer group median. Following a review of the Company’s current target compensation for its senior executives compared to the Company’s peers conducted by the Compensation Committee with the assistance of compensation consultant F.W. Cook, the Compensation Committee determined to adjust the target long-term incentive compensation of Messrs. Kuhn (from 160% to 180%) and Del Col (from 125% to 150%). In reviewing the Company’s target long-term incentive compensation for the Company’s senior executives, the Compensation Committee sought to adjust total target compensation to equate to the median peer compensation for similarly situated executives at the Company’s peers. The target long-term incentive compensation opportunity for the other Named Executive Officers did not change. As a matter of practice, the Compensation Committee does not change target long-term incentive compensation absent a promotion or a compensation adjustment reflecting a significant change in the level of compensation being paid in the employment marketplace for a given position. For the 2015 performance year, the Compensation Committee delivered its long-term incentive compensation in the form of both performance-

based restricted shares and time-based restricted shares. The total target long-term incentive compensation for the Named Executive Officers (expressed as a percentage of base salary) was as follows:

Target Long-Term Incentive Compensation (% of Base Salary)
	Total		Performance-Based Restricted Shares		Time-Based Restricted Shares
John R. Charman(1)	—		—		—
Michael J. McGuire	160%	=	80%	+	80%
John A. Kuhn	180%	=	90%	+	90%
Jerome Faure(2)	160%	=	80%	+	80%
John V. Del Col	150%	=	75%	+	75%

(1)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.
(2)	Mr. Faure was not eligible to receive long-term incentive compensation for the 2015 performance year due to his retirement on March 31, 2016.

Performance-based restricted shares are fixed at target at the time of grant and adjust at the time of vesting based upon the Company’s percentile rank of total shareholder return compared to insurance or reinsurance companies whose equity securities are publicly traded in the United States. The range of potential long-term incentive compensation from the performance-based restricted shares is between 0% of target and 200% of target.

Time-based restricted shares are adjusted from target at the time of grant based upon the Company’s Operating ROE and the individual performance of each Named Executive Officer, including the Named Executive Officer’s contribution towards the Company’s strategic objectives. The number of time-based restricted shares is adjusted for performance at a rate equal to one half of the performance adjustment made to each Named Executive Officer’s annual incentive target. For example, if a Named Executive Officer’s annual incentive compensation performance adjustment is 40% above or below target, then his or her time-based restricted share award will be adjusted to 20% above or below target. The range of adjustment from target at the time of grant for the time-based restricted shares is between 50% of target and 150% of target.

The range of potential long-term incentive compensation for the Named Executive Officers (expressed as a percentage of base salary) for the 2015 performance year was as follows:

	Performance-Based Restricted Shares (% of Base Salary — Adjusted after Grant)			Time-Based Restricted Shares (% of Base Salary — Adjusted prior to Grant)			Total (% of Base Salary)
	Minimum	Target	Maximum	Minimum	Target	Maximum	Minimum	Maximum
John R. Charman(1)	—	—	—	—	—	—	—	—
Michael J. McGuire	0%	80%	160%	40%	80%	120%	40%	280%
John A. Kuhn	0%	90%	180%	45%	90%	135%	45%	315%
Jerome Faure(2)	0%	80%	160%	40%	80%	120%	40%	280%
John V. Del Col	0%	75%	150%	37.5%	75%	112.5%	37.5%	262.5%

(1)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.
(2)	Mr. Faure was not eligible to receive long-term incentive compensation for the 2015 performance year due to his retirement on March 31, 2016.

The Company’s performance-based restricted shares and time-based restricted shares have the following terms and conditions:

•	Performance-Based Restricted Shares. The Company’s performance-based restricted shares vest between 0% and 200% of target and become unrestricted ordinary shares on the third anniversary of the date of grant in accordance with the following table:

Percentile Rank of Total Shareholder Return	Vesting Percentage(1)
0 to 24th Percentile	0%
25th to 60th Percentile	25% to 100%
61st to 80th Percentile	101% to 150%
81st to 100th Percentile	151% to 200%

(1)	In order to comply with applicable tax and securities laws, the number of performance-based restricted shares granted was determined based upon the maximum number of possible ordinary shares attainable upon vesting and the vesting percentages (i.e., the number of shares vesting upon attainment of the performance thresholds) were reduced by 50%.

The Company’s percentile rank of total shareholder return is calculated over the three-year vesting period and compares the Company’s total shareholder return to the total shareholder return of a broad group of the Company’s peer insurance or reinsurance companies whose equity securities are publicly traded in the United States. While the Company’s performance-based restricted shares first granted in March 2015 will not vest until March 2018, the total shareholder return of the Company compared to its peers over the first year would produce a vesting percentage of 98% of target.

Dividends on performance-based restricted shares are not payable until vesting and only on that portion of the performance-based restricted shares that vest. Performance-based restricted shares are subject to forfeiture upon an employee’s departure from the Company or, if the employee has retired, upon the violation of post-employment non-competition obligations. Performance-based restricted shares are eligible for accelerated vesting at target upon an employee’s death, disability or termination of employment following a change of control of the Company.

•	Time-Based Restricted Shares. The Company’s time-based restricted shares vest and become unrestricted ordinary shares in four equal annual installments. Dividends on time-based restricted shares are paid in cash at the time dividends are paid on the Company’s unrestricted ordinary shares. Time-based restricted shares are subject to forfeiture upon an employee’s departure from the Company or, if the employee has retired, upon the violation of post-employment non-competition obligations. Time-based restricted shares are eligible for accelerated vesting upon an employee’s death, disability or termination of employment following a change of control of the Company.

Long-term incentive compensation is delivered each March in respect of performance over the prior year. All grants of long-term incentive compensation are approved by either the independent directors of the Board or the Compensation Committee.

Executive Benefits and Other Compensation. The Company offers a core set of employee benefits in order to provide its employees with a reasonable level of financial support in the event of illness or injury and enhance productivity and job satisfaction through programs that focus on employees’ health and well-being. The benefits provided are similar for all of the Company’s employees, subject to variations as a result of local market practices. The Company’s basic benefits include medical, dental and vision coverage, disability insurance and life insurance. The Company also offers all employees the opportunity to participate in the Company’s defined contribution retirement savings plans. The Company’s contributions under its U.S. 401(k) Plan consist of a 4% “safe harbor” contribution, a maximum matching contribution of up to 3% and a year-end discretionary profit sharing contribution of up to 3%, all on eligible wages up to the statutory wage maximum. Each of the Named Executive Officers (except Mr. Charman) participated in 2015 in the Company’s U.S. 401(k) Plan.

In addition to the core set of employee benefits, the Company also provides customary additional benefits to senior executives of the Company, in particular for expatriate employees working outside of their home country. These benefits are typical for the industry, as well as for Bermuda-based companies. The purpose of the expatriate employee benefits is to equalize a portion of the income of expatriate employees, who experience additional taxation as a result of compensation for additional housing and transportation expenses, with the income such employees would earn as employees within their native countries. The additional executive benefits provided by the Company include the following:

•	Housing and Transportation Expenses. The Company reimburses expatriate employees for expenses related to housing required for the executives’ performance of their obligations to the Company and for certain travel and transportation expenses between their homes and Company offices. For business-related safety and security reasons and logistical issues related to the location of the Company’s headquarters in Bermuda, the Company owns a fractional interest in a corporate aircraft for the use of the Chief Executive Officer and certain other senior executives. The corporate aircraft is used for business travel purposes and up to 12 round trip personal flights by the Chief Executive Officer between Bermuda and the Eastern United States, as specified in the Chief Executive Officer’s employment contract. None of the Company’s other senior executives are permitted to use corporate aircraft for personal flights.

•	Tax Payments. The Company reimburses Mr. Charman, a non-U.S. citizen resident in Bermuda, for certain incremental tax expenses incurred as a result of required travel to the U.S. for Company business, as approved by our Compensation Committee. The reimbursement of Mr. Charman is limited to the incremental tax expense incurred by Mr. Charman as a result of such Company travel in the U.S. and is dependent upon Mr. Charman’s business income for each year, which varies based upon tax realization events related to previously granted equity incentive compensation. Mr. Charman’s reimbursement is not grossed up by the Company. In order to accommodate the unique characteristics of the Bermuda expatriate employment market, including the need for travel to and from the island and the cost of living and maintaining a residence, to the extent the Company’s housing expense reimbursement, transportation expense reimbursement, certain tax preparation fees, or Bermuda payroll and social insurance tax payments are deemed to be taxable income to certain expatriate employees (other than Mr. Charman), the Company grosses up such expatriate employees for any home country taxes payable on the additional income.

•	Financial and Tax Planning Expenses. Due to the additional complexities associated with the taxation of expatriate benefits and senior executive compensation, the Company reimburses certain Named Executive Officers for the cost of financial and tax planning assistance.

•	Supplemental Defined Contribution Plan. To the extent a Named Executive Officer’s eligible compensation exceeded the Internal Revenue Code compensation limits for contributions into the Company’s 401(k) Plan in 2015, the Named Executive Officer can participate in the Company’s Supplemental Defined Contribution Plan. If the Named Executive Officer was unable to participate in the Company’s Supplemental Defined Contribution Plan due to legal or tax restrictions, the Company made a payment to the Named Executive Officer equal to 125% of the additional contribution that would have been made on behalf of such Named Executive Officer to the Company’s Supplemental Defined Contribution Plan.

The Compensation Committee annually reviews the level of executive benefits provided to the Named Executive Officers and believes that the executive benefits provided are reasonable and consistent with market practices in the jurisdictions in which the Company operates.

Peer Group

The Compensation Committee regularly uses a peer group of insurance and reinsurance companies (the “Peer Group”) to assess the Company’s performance and the relative effectiveness and competitiveness of its compensation program. The Peer Group consists of companies that generally meet the following criteria:

•	Gross premiums written comparable to the Company;

•	Market capitalization comparable to the Company;

•	Compete with the Company in the marketplace for business and investment capital; and

•	Compete with the Company for executive talent.

The Compensation Committee does not compare the Company with other financial services companies engaged in banking, investment banking or investment management because the Compensation Committee believes the mix of pay elements and program structures are materially different in those areas of the financial services industry.

Each year, the Compensation Committee evaluates and, if appropriate, updates the composition of the Peer Group to ensure it remains relevant for the Company’s comparative compensation purposes. Changes to the Peer Group are carefully considered to assure continuity from year to year. The 9 companies included in the Peer Group in 2015 were:

• Allied World Assurance Company Limited	• Everest Re Group, Ltd.

• Arch Capital Group Ltd.	• PartnerRe Ltd.

• Argo Group International Holdings, Ltd.	• RenaissanceRe Holdings Ltd.

• Aspen Insurance Holdings Ltd.	• Validus Holdings Ltd.

• AXIS Capital Holdings Limited

Performance Metrics

The Compensation Committee set the performance metrics for the determination of annual and long-term incentive compensation at the commencement of the 2015 performance year. Each year, the Compensation Committee evaluates the Company’s performance metrics with a view towards closely aligning Named Executive Officers’ incentive compensation structure with the generation of shareholder value. The relative weighting of the performance metrics is determined by the Compensation Committee in order to ensure a diverse and balanced measurement of the Company’s performance.

The Compensation Committee calculated each of the Company’s 2015 performance metrics as follows:

Return on Equity. Operating return on equity, or Operating ROE, was determined by dividing the Company’s operating income by the arithmetic average of the Company’s beginning and ending common equity balances for the four calendar quarters in a given year. Operating income was calculated by excluding from the Company’s net income any after-tax net realized capital gains or losses, after-tax net foreign exchange gains or losses and expenses associated with the acquisition of Montpelier. The Compensation Committee uses operating income, as opposed to net income, as the measure of the Company’s performance because the Compensation Committee believes realized capital gains and losses, foreign exchange gains and losses and acquisition expenditures are largely independent of the Company’s business and underwriting process and including them distorts the analysis of trends in its operations.

Each year, the Compensation Committee establishes the current year target Operating ROE goal for the Company based upon the Company’s budget, financial plan and risk tolerances reviewed and approved by the Board. In setting the Company’s Operating ROE goal, the Board evaluates the expected underwriting and interest rate environments for the upcoming year, as well as the Company’s long-term strategic objectives. For 2015, the Compensation Committee considered the highly competitive insurance and reinsurance markets and historically low interest rate environment in establishing the target Operating ROE. The Compensation Committee also undertook to establish an Operating ROE goal for 2015 biased towards Company outperformance, taking into account the previously mentioned adverse market and interest rate conditions. In establishing the target Operating ROE for 2015, the Compensation Committee noted that the achievement of the target Operating ROE would result in an increase in the Company’s net operating income of X% over the Company’s 2014 compensation target net operating income. Following consideration of the above factors, the Compensation Committee established for the Company in 2015 the following target Operating ROE goal:

2015 Company Target Operating ROE

8.0%

Strategic Objectives. In addition to an Operating ROE goal, the Compensation Committee establishes the current year strategic objectives designed to elicit balanced revenue and profit growth by the Company in a manner consistent with the Company’s risk profile. For 2015, the Compensation Committee established for the Company the specific strategic objectives in the following categories:

2015 Company Strategic Objectives

Non-Financial Objectives

•	Targeted strategic acquisition goals

•	Targeted strategic senior operational hires

•	Continued development of the Company’s international insurance operations

•	Maintenance and enhancement of a robust control environment

•	Execution of the Company’s information technology strategic plan

Financial Objectives

Insurance Segment

•	Gross written premiums

•	Pre G&A underwriting ratio

•	Return on consumed capital

Reinsurance Segment

•	Gross written premiums

•	Pre G&A underwriting ratio

•	Return on consumed capital

Investments

•	Risk adjusted investment portfolio returns versus the Company’s peers

•	Investment performance against the portfolio strategic benchmark

•	Total investment portfolio return

•	Net investment income

Capital

•	A.M. Best capital versus internal target

•	S&P capital versus internal target

•	Company leverage ratio

G&A Expenses

•	Aggregate net G&A expenditures

Individual Performance. Each Named Executive Officer has individual job objectives based upon the Company strategic objectives established by the Board for the Company. Individual job objectives vary by each Named Executive Officer’s functional role within the organization, but generally include, in addition to the attainment of applicable Company strategic objectives, the following:

•	achievement of the Company’s strategic objectives within applicable risk management parameters;

•	management of applicable risks within established guidelines;

•	development of leadership and management capabilities of the Company; and

•	compliance at a high level with applicable law, regulations and corporate governance standards.

The primary individual factors considered by the Compensation Committee in determining the annual and long-term incentive awards for the Named Executive Officers (other than Mr. Charman) were as follows:

Michael J. McGuire

Chief Financial Officer

•	Key leadership role in the target identification, due diligence, acquisition and successful integration of Montpelier providing great strategic and financial benefits to the Company.

•	Managed significant expense reductions in excess of pro-forma estimates from the integration of Montpelier.

•	Led capital improvement initiatives resulting in reduced leverage and a lower cost of capital, including the repayment of the Company’s 6.15% Senior Notes and the refinancing of the Company’s Series A Preferred Shares with a new Series C Preferred Share issuance, resulting in dividend savings. Further, the Company’s risk based capital levels improved substantially during 2015 and Moody’s Investors Service, Inc. revised its rating outlook for the Company from stable to positive.

•	Led the due diligence, integration and restructuring of the Company’s newly acquired third-party capital management business and assumed operational oversight responsibility following the closing of the acquisition of Montpelier. Also assumed role of Chairman of the board of directors of Blue Capital Reinsurance Holdings Ltd, a publicly traded minority owned investment acquired in connection with the Company’s combination with Montpelier.

•	Led investor relations efforts throughout the year and attained strong shareholder support of Montpelier acquisition.

•	Maintained strong internal control environment of the Company before, during and after acquisition of Montpelier.

John A. Kuhn

Chief Executive Officer, Global Insurance

•	Continued to transform the Company’s insurance segment by creating a more balanced and diversified portfolio across products and geographies.

•	Led the insurance segment to more than $2 billion in gross written premiums in 2015, up over $650 million or 46% from 2012 and, excluding agriculture insurance, up 46.5% over 2014.

•	Produced a 2015 full-year insurance segment combined ratio of 87.8%, an improvement over the 96.9% achieved in 2014.

•	Successfully integrated and renewed the key insurance businesses acquired from Montpelier, including a scalable Lloyd’s platform.

•	Expanded the Company’s U.S. specialty insurance business and grew substantially the Company’s London based insurance platform.

•	Established a key strategic partnership with W. Brown Insurance Services for general aviation.

Jerome Faure

Chief Executive Officer, Global Reinsurance

•	Continued to lead the investment in market-leading underwriting teams.

•	Significantly improved the quality and sustainability of the Company’s overall reinsurance business.

•	Generated and managed strong, broad-based relationships with key cedent partners globally.

•	Led the reinsurance segment to more than $1.2 billion in gross written premiums in 2015, an increase of $57 million or 4.8% over 2014.

•	Produced a 2015 full-year reinsurance segment combined ratio of 69.4%, compared to 70.7% in 2014, even as the reinsurance markets softened significantly.

•	Was instrumental in the development and appointment of an internal successor as Chief Executive Officer of the reinsurance segment upon Mr. Faure’s retirement at the end of the first quarter of 2016.

•	Led the integration of the Montpelier in-force reinsurance portfolio, exceeding the pro-forma reinsurance retention targets established for the transaction.

John V. Del Col

General Counsel

•	Key leadership role in the target identification, due diligence, negotiation and successful closing of the acquisition of Montpelier providing great strategic and financial benefits to the Company.

•	Led the regulatory approval processes for the acquisition of Montpelier.

•	Integral in the planning and execution of the realization of transaction synergies following the closing of the Montpelier acquisition.

•	Successfully led our legal, regulatory and compliance efforts supporting the significant growth of the Company’s insurance and reinsurance businesses.

Employment Agreements and Severance Benefits

Employment Agreements. In order to clarify the terms of employment for the Named Executive Officers and to gain the benefit of post-employment non-compete and non-solicitation restrictions, the Company has entered into employment agreements with each of the Named Executive Officers. In establishing the terms of the employment agreements with the Named Executive Officers, the Company considered various factors, including the changing market opportunities and challenges facing the insurance industry, competitive pressures from new market entrants, and the enhanced roles of each of the Named Executive Officers as a result of the growth and development of the Company. The employment agreements are described below under “Post-Employment Benefits — Employment Contracts.”

Severance Benefits. The employment agreements with the Named Executive Officers provide for the delivery of severance benefits upon termination of their employment under certain circumstances. Receipt of post-employment severance benefits is conditioned upon delivery by a Named Executive Officer to the Company of a release and waiver of claims. For a description of the severance benefits available to each of the Named Executive Officers, please see “Post-Employment Benefits — Potential Payments Upon Termination of Employment or Change in Control.”

The Company’s Compensation Process

The Compensation Committee met in November 2014, February 2015 and May 2015 to review and adopt the Company’s 2015 Operating ROE goal and strategic objectives, as well as to modify the Company’s compensation plans as described above. The Compensation Committee then met in executive session in November 2015 and February 2016 to review the Company’s 2015 performance and the performance of the Chief Executive Officer, the other Named Executive Officers and the Company’s other senior executives. The Compensation Committee advised the Board with respect to all compensation determinations for these executives. Further, the Compensation Committee regularly updates the Board on key compensation matters.

The Compensation Committee has established a number of processes to assist it in ensuring that the Company’s executive compensation program is achieving its objectives. Among those are:

•	Establishment of Company and Individual Objectives. The Compensation Committee believes the establishment of clear and measurable objectives for the Company and its individual employees is of paramount importance in the creation of a compensation program which meets the goal of maximizing shareholder value over the long term in a manner which remains within the Company’s risk tolerances. To that end, the Compensation Committee establishes at the beginning of each year a set of financial and strategic targets, including an Operating ROE target, based upon the Company’s budget and financial plan and risk tolerances presented to and approved by the Board.

In addition, the Compensation Committee creates with the Chief Executive Officer a set of specific individual job objectives for the upcoming year designed to facilitate the Company meeting its budgeted financial targets. In turn, the Chief Executive Officer utilizes his individual job objectives established by the Compensation Committee for the purpose of creating the individual job objectives for the executives who report to the Chief Executive Officer — a process which is then repeated throughout the organization.

By linking compensation to clear and measurable Company and individual objectives shared by each employee in the Company, the Compensation Committee endeavors to establish the Company’s compensation program as a forward-looking incentive program which elicits the desired and coordinated efforts of the Company’s management and employees, rather than a backward-looking rewards program, with no effective link to the desired behaviors of the Company’s management and employees.

•	Assessment of Company Performance. At the end of each year, the Compensation Committee assesses the Company’s performance against its Operating ROE and strategic objectives. In order to assess the Company’s performance over the past year, the Compensation Committee reviews both the Company’s performance against Operating ROE and strategic objectives, measured against the Company’s compliance with its established risk parameters.

•

Assessment of Individual Performance. At the conclusion of each year, the non-management members of the Board assess the Chief Executive Officer’s performance for the past year. The assessment measures the Chief Executive Officer’s performance against his previously established performance objectives, as well as the Chief Executive Officer’s performance in respect of a set of core competencies identified as essential for executives occupying senior leadership positions within the Company. The assessment also includes an opportunity for director input on the Chief Executive

Officer’s strengths and any areas that may warrant additional focus in the future. The results of the assessment are shared by the Board with the Chief Executive Officer. A similar assessment is utilized by the Chief Executive Officer for the senior executives and by managers for each other employee throughout the Company and the resulting performance ratings are used to determine the individual performance component of the employees’ annual and long-term incentive compensation.

•	Peer Compensation Comparison. The Compensation Committee reviews publicly available Peer Group proxy data, as well as the data available from industry compensation surveys in order to compare the Company’s compensation program to peer practices. The Compensation Committee compares compensation programs generally, as well as the compensation of the Named Executive Officers to the extent sufficient data exists to make the comparison meaningful. The Compensation Committee utilizes Peer Group data primarily to ensure that the Company’s compensation program as a whole is competitive, meaning approximating the median comparative pay of similarly situated executives at the Company’s peers for commensurate performance.

•	Pay for Performance. The Compensation Committee reviews the performance of the Company against its Operating ROE goals and strategic objectives and compares the levels of compensation delivered to the Company’s Named Executive Officers for the purpose of determining if the Company’s compensation plan, practices and decisions appropriately reflect the Company’s pay for performance philosophy with respect to the compensation of its Named Executive Officers.

•	Total Compensation Review. The Compensation Committee reviews the base pay, annual incentive compensation and long-term incentive compensation of the Company’s Named Executive Officers. In addition, the Compensation Committee reviews all other compensation elements, including perquisites for the Company’s Named Executive Officers. The Compensation Committee also reviews the Company’s contractual obligations to its Named Executive Officers in the event of a change in control of the Company or an employment termination event.

Roles of the Participants in the Company’s Compensation Process

•	The Compensation Committee. The Compensation Committee is comprised exclusively of independent members of the Board, as determined in accordance with the Company’s Director Nomination Policy and the NYSE Corporate Governance Standards. The Compensation Committee sets the Company’s compensation policies and is charged with all compensation actions related to the Company’s Chief Executive Officer and the other Named Executive Officers. The Compensation Committee’s complete roles and responsibilities are set forth in its written charter adopted by the Board of Directors, which can be found at www.endurance.bm.

•	The Compensation Consultant. Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any consultant, as well as to approve the consultant’s fees and other terms of the consultant’s engagement. The Compensation Committee also has the authority to obtain advice and assistance from external counsel or other advisors. The Compensation Committee retained F. W. Cook as its independent compensation consultant for 2015 in order to assist the Compensation Committee in accomplishing its goals. The Compensation Committee determined that F. W. Cook was independent of the Company under the NYSE Corporate Governance Standards after taking into consideration the following factors:

•	The absence of other services being provided to the Company by F.W. Cook;

•	The amount of fees received from the Company by F.W. Cook representing a non-material percentage of the total revenue of F.W. Cook;

•	The policies and procedures of F.W. Cook that are designed to prevent conflicts of interest;

•	The absence of any business or personal relationship of any employee of F.W. Cook with a member of the Compensation Committee;

•	The absence of shares of the Company owned by F.W. Cook; and

•	The absence of any business or personal relationship of F.W. Cook with an executive officer of the Company.

The Compensation Committee did not engage any other advisor in 2015.

The Compensation Committee utilizes F.W. Cook to assist the Compensation Committee in fulfilling the following responsibilities:

•	Advising on management compensation and benefit structure and levels;

•	Advising on appropriate executive performance goals and metrics;

•	Advising on the appropriate form and level of long-term incentive grants;

•	Providing the Compensation Committee with comparison group benchmarking data and information as to market practices and trends;

•	Reviewing the Company’s compensation program to determine whether the Company’s compensation practices encourage excessive and unnecessary risk taking that would be reasonably likely to have a material adverse effect on the Company;

•	Reviewing the composition of the Company’s Peer Group;

•	Reviewing the Compensation Discussion and Analysis, compensation tables and other compensation related disclosure in the Company’s proxy statement and other communications with its shareholders;

•	Advising on the Company’s employment agreement and employee severance standards and practices;

•	Attending Compensation Committee meetings, as requested by the Compensation Committee;

•	Advising on compliance with applicable law and regulations governing compensation practices and procedures;

•	Advising on best-practices approaches for compensation program design and governance of executive and director compensation; and

•	Advising on director compensation levels.

•	Company Management. The Chief Executive Officer and the Chief Administrative Officer, working with internal resources, recommend the design of the Company’s compensation programs to the Compensation Committee and recommend modifications to existing or the adoption of new compensation plans and programs to the Compensation Committee. In addition, the Chief Executive Officer recommends to the Compensation Committee the performance metrics used to determine payouts under the Company’s annual and long-term incentive compensation programs. Each Named Executive Officer’s individual performance goals are jointly developed by the Named Executive Officer and the Chief Executive Officer.

Before the Compensation Committee makes compensation decisions, the Chief Executive Officer provides his assessment of each Named Executive Officer’s performance, other than his own, addressing such factors as the executive’s achievement of individual goals, leadership accomplishments, contribution to the Company’s performance and the achievement of Company goals, areas of strength and areas for development. The Chief Executive Officer then recommends a base salary adjustment, if any, and an individual performance adjustment on the executive’s contribution towards the Company’s strategic objectives. This performance adjustment, when combined with the Company’s Operating ROE performance adjustment, is then used to determine the annual and long-term incentive compensation recommendations for each Named Executive Officer. In preparing compensation recommendations for the Compensation Committee, the Chief Executive Officer and Chief Administrative Officer and other internal resources review compensation and survey data compiled for the Compensation Committee by F. W. Cook for similarly-situated executives at the Peer Group. The Chief Executive Officer attends Compensation Committee meetings but is not present for, and does not participate in, the discussions concerning his own compensation. Decisions relating to the compensation of the Named Executive Officers are made solely by the Compensation Committee and reported to the full Board of Directors.

Share Ownership Guidelines

The Company has adopted share ownership guidelines intended to align the interests of the Company’s non-employee directors, Chief Executive Officer and other senior executive officers with the Company’s shareholders by requiring such persons to maintain a significant level of investment in the Company. The required share ownership levels for the Chief Executive Officer, the Company’s other senior executive officers and the Company’s non-employee directors are as follows:

Role	Value of Shares Required to be Owned
Chief Executive Officer	5 times base salary
Senior Executive Officer	2 times base salary
Non-Employee Director	5 times base retainer fee

Shares counted towards meeting the Company’s share ownership guidelines include:

•	Shares owned outright by the non-employee director or executive or his or her immediate family members residing in the same household;

•	Shares held in the Company Employee Share Purchase Plan;

•	Restricted shares, restricted share units, share appreciation rights, share bonuses and phantom shares (collectively, “Equity Incentives”), including performance-based Equity Incentives counted assuming a target level of performance, issued and held as part of a non-employee director’s or executive’s long-term incentive compensation, that are scheduled to vest in the next 12 months;

•	The net cash value of outstanding vested options, divided by the Company’s closing share price as of the date of measurement; and

•	Shares held in trust for the benefit of the non-employee director or executive, subject to the approval of the Compensation Committee.

There is no timeframe within which non-employee directors, the Chief Executive Officer and executive officers must attain the required levels of ownership; however, they are required to retain 50% of shares received upon exercise or vesting of Company-delivered equity until they have attained the applicable share ownership level. In the event of non-compliance with the Company’s share ownership guidelines, the Compensation Committee may take such actions as it may determine to be appropriate in order to achieve the purposes of the Company’s share ownership guidelines.

Each of the Named Executive Officers owned the number of shares required under the Company’s share ownership guidelines as of March 1, 2016.

Trading Controls and Derivatives; Prohibition on Hedging and Pledging

Generally, trading by the Company’s non-employee directors and employees in the Company’s shares is permitted only during announced trading periods. Non-employee directors and employees who are subject to trading restrictions, including the Named Executive Officers, may enter into a trading plan under Rule 10b5-1 under the Securities Exchange Act of 1934. These trading plans may be entered into only during an open trading period and must be approved in advance by the Company. The Company’s non-employee directors and employees, including the Named Executive Officers, may not engage in short sales of the Company’s shares, purchase or sell options on the Company’s shares or trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s shares. In addition, the Company’s non-employee directors and employees may not pledge the Company’s shares to secure new or existing loans.

Compensation Determinations for 2015

Company Performance. In 2015, the Compensation Committee measured the Company’s performance based on Operating ROE (which excludes after-tax realized investment gains and losses, foreign exchange gains and losses and expenses associated with the acquisition of Montpelier) and the achievement of the Company’s strategic objectives. The Company met or exceeded the 2015 non-financial strategic objectives established by the Compensation Committee, as set forth in the table below:

2015 Company Target Operating ROE	Actual Operating ROE
8.0%	12.0%

2015 Company Strategic Objectives	Status
Non-Financial Objectives
• Targeted strategic acquisition goals	✓
• Targeted strategic senior operational hires	✓
• Continued development of the Company’s international insurance operations	✓
• Maintenance and enhancement of a robust control environment	✓
• Execution of the Company’s information technology strategic plan	✓

✓ signifies met or exceeded

The Company’s 2015 strategic objectives included a series of financial targets (gross written premiums, capital, invested assets and general and administrative expenses) that were rendered obsolete as a result of the acquisition of Montpelier. Consequently, the Compensation Committee evaluated the Company’s performance based upon the Company’s Operating ROE, the Company’s achievement of its non-financial strategic objectives and the Company’s achievements relative to its 2015 business plan. In evaluating the Company’s performance in 2015, the Compensation Committee also considered the following key strategic accomplishments:

•	the successful acquisition and integration of Montpelier;

•	a full year combined ratio of 82.9%;

•	gross written premium of $3.3 billion, an increase of 14.7% over 2014; and

•	operating income of $408.6 million.

For a more detailed description of the Company’s financial results, please see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Form 10-K.

Base Salaries. The Compensation Committee determined to increase base salaries in December 2015 for Messrs. McGuire and Kuhn to reflect market conditions and increases in responsibilities. The Compensation Committee benchmarked the base salary increases to reflect appropriate base salary compensation for executives in comparable positions at the Company’s peers. Base salaries for the other Named Executive Officers were not increased by the Compensation Committee.

Annual Incentive Compensation. The 12.0% Operating ROE (which excludes after-tax realized investment gains and losses, foreign exchange gains and losses and expenses associated with the acquisition of Montpelier) achieved by the Company in 2015 resulted in an indicated 150% performance adjustment (out of a range of 0% to 200%) to the target annual incentive compensation of the Named Executive Officers. The Named Executive Officers’ individual performance, including their contribution towards the Company’s strategic objectives, resulted in an indicated average individual performance adjustment of 200% to their target annual incentive compensation. The Operating ROE and individual performance adjustments are averaged with an equal weight to determine the Named Executive Officers’ performance adjustments to their target levels of annual incentive compensation. The table below lists the actual 2015 annual incentive compensation for the Named Executive Officers:

Name	2015 Annual Incentive Target		2015 Performance Adjustment Percentage		2015 Annual Incentive Performance Adjusted Target	2015 Annual Incentive Compensation Amount
John R. Charman(2)	—	×	—	=	—	—
Michael J. McGuire	110%	×	175%	=	192.5%	$1,106,875
John A. Kuhn	120%	×	175%	=	210.0%	$1,680,000
Jerome Faure	110%	×	175%	=	192.5%	$1,058,750
John V. Del Col	100%	×	175%	=	175.0%	$875,000

(1)	Targets and adjusted targets are expressed as percentages of the Named Executive Officers’ base salary.
(2)	Mr. Charman is not eligible to receive annual incentive compensation until the 2018 performance year.

Long-Term Incentive Compensation. One half of the 2015 target long-term incentive compensation delivered to each Named Executive Officer was in the form of performance-based restricted shares. The performance-based restricted shares were issued at the target level and were not subject to a performance adjustment at grant. The remainder of the 2015 long-term incentive compensation delivered to each Named Executive Officer was in the form of time-based restricted shares, with the target amount of the time-based restricted shares adjusted for past performance at a rate equal to one half of the performance adjustment made to each Named Executive Officer’s annual incentive target. For example, Mr. McGuire’s 2015 annual incentive compensation performance adjustment was 75% above target and his time-based restricted share award was adjusted to 37.5% above target.

The table below lists the 2015 long-term incentive plan performance adjusted compensation percentages and indicated performance-based restricted share value, time-based restricted share value and total long-term incentive compensation for the Named Executive Officers:

	2015 Performance- Based Restricted Shares (Percentage of Target)	2015 Performance- Based Restricted Shares	2015 Time-Based Restricted Shares (Percentage of Target)	2015 Time-Based Restricted Shares	Total 2015 Long- Term Incentive Compensation(1)
John R. Charman(2)	—	—	—	—	—
Michael J. McGuire	100%	$460,000	137.5%	$632,500	$1,092,500
John A. Kuhn	100%	$720,000	137.5%	$990,000	$1,710,000
Jerome Faure(3)	—	—	—	—	—
John V. Del Col	100%	$375,000	137.5%	$515,625	$890,625

(1)	The long-term incentive compensation information in the table above differs from the amount reported in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2016 in recognition of performance during 2015.

(2)	Mr. Charman is not eligible to receive long-term incentive compensation until the 2018 performance year.
(3)	Mr. Faure was not eligible to receive long-term incentive compensation for the 2015 performance year due to his retirement on March 31, 2016.

The number of restricted shares delivered to each Named Executive Officer was then determined based upon the 20-day trailing average closing price of the Company’s ordinary shares listed on the New York Stock Exchange as of February 1, 2016, with the number of restricted shares delivered calculated by dividing the dollar value of the grant by the average closing price ($61.48). In order to comply with applicable tax and securities laws, the number of performance-based restricted shares granted to the Named Executive Officers was determined based upon the maximum number of possible ordinary shares attainable upon vesting of the performance-based restricted shares and the performance vesting percentages (i.e., the number of shares vesting upon attainment of the performance thresholds) were reduced by 50%.

Total Compensation. In February 2016, the Compensation Committee reviewed the preliminary compensation amounts for the Named Executive Officers, other than the Chief Executive Officer, produced by the indicated performance adjustments to determine whether the process had yielded appropriate annual and long-term incentive compensation in the context of events as they occurred during the year. In addition, the Compensation Committee reviewed the other compensation elements, including benefits and perquisites, of the Named Executive Officers. Following its review of these compensation elements, the Compensation Committee determined that these elements of compensation were reasonable in the aggregate and no adjustments were necessary. As a result, the total 2015 compensation of the Named Executive Officers was set by the Compensation Committee as follows:

			Long-Term Incentive Compensation
Name	Annual Base Salary(1)	Annual Incentive Compensation	Performance- Based Restricted Share Award	Time-Based Restricted Share Award	Total(4)
John R. Charman(2)	$100	—	—	—	$100
Michael J. McGuire	$575,000	$1,106,875	$460,000	$632,500	$2,774,375
John A. Kuhn	$800,000	$1,680,000	$720,000	$990,000	$4,190,000
Jerome Faure(3)	$550,000	$1,058,750	—	—	$1,608,750
John V. Del Col	$500,000	$875,000	$375,000	$515,625	$2,265,625

(1)	The annual base salaries of Messrs. McGuire and Kuhn were increased by the Compensation Committee on December 1, 2015 from $500,000 and $700,000 per annum, respectively, following a review by the Compensation Committee of a competitive market analysis that was conducted by F.W. Cook. Neither Mr. McGuire nor Mr. Kuhn received a salary increase during the prior three years.
(2)	Mr. Charman is not eligible to receive annual or long-term incentive compensation until the 2018 performance year.
(3)	Mr. Faure was not eligible to receive long-term incentive compensation for the 2015 performance year due to his retirement on March 31, 2016.
(4)	The compensation information in the table above differs from the calculation of total compensation in the Summary Compensation Table below, primarily by including the value of restricted shares granted in March of 2016 in recognition of performance during 2015 and not including the value of compensation and perquisites from the “All Other Compensation” column in the Summary Compensation Table.

U.S. Tax Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executives, although performance based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). For the Company, this rule has limited effect because the Company is headquartered and operates in Bermuda. Therefore, although the Company is aware of and considers the impact of this rule when developing and implementing its executive compensation program, the requirements of Section 162(m) do not have a material impact on the operation of the Company’s executive compensation program.

Shareholder Engagement

The Company has an active shareholder engagement program, and we regularly speak with a broad spectrum of our shareholders on a variety of topics throughout the year. This allows us to provide perspective on Company policies and practices, stay attuned to shareholder sentiment on a variety of corporate governance and executive compensation topics and to incorporate shareholders’ views into our policies where appropriate.

Following the Company’s say-on-pay vote in 2014, the Compensation Committee embarked on an initiative to restructure the Company’s executive compensation programs to enhance the performance based components of compensation, increasing the focus on the long-term success of the Company and as a result, further aligning executive compensation with shareholders’ interests.

In 2015, we continued to engage our shareholders to elicit information regarding their views of our executive officer compensation. These discussions focused on our unique Chief Executive Officer compensation arrangements, the use of performance-based long-term incentives within our compensation programs and our use of equity compensation and corporate governance best practices. At our 2015 Annual General Meeting of Shareholders, our shareholders expressed their support for our executive officer compensation practices, with approximately 68% of the votes cast in favor of our say-on-pay proposal.

The Board and the Compensation Committee welcome continued feedback from the Company’s shareholders about the Company’s executive compensation program and corporate governance practices, and encourage shareholders to express their views to the Board and the Compensation Committee in writing. For more information about shareholder feedback opportunities, please refer to “Governance — Board of Directors — Communications with Directors” above.

Compensation Committee Report

Messrs. Barham, Barnes, Davis and Spass and Dr. Fleming currently serve on the Compensation Committee. All current members of the Compensation Committee will continue as members of the Compensation Committee. Mr. Barham serves as Chairman of the Compensation Committee.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company and, based upon this discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Form 10-K.

Respectfully submitted,

Norman Barham (Chairman)

Galen R. Barnes

Morgan W. Davis

Susan S. Fleming, PhD.

Robert A. Spass

Executive Compensation Tables

Summary Compensation Table

The following Summary Compensation Table sets forth, for the three years ended December 31, 2015, 2014 and 2013, the compensation for services in all capacities earned by the Company’s Chief Executive Officer, Chief Financial Officer and its three most highly compensated executive officers.

Name and Principal Position	Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
John R. Charman	2015	$100	—	—	—	$924,543	$924,643
Chief Executive Officer	2014	$100	—	—	—	$632,892	$632,992
	2013	$60	$35,104,233	$10,210,783	—	$165,156	$45,480,232

Michael J. McGuire	2015	$506,250	$1,026,513	—	$1,106,875	$286,129	$2,925,767
Chief Financial Officer	2014	$500,000	$525,468	—	$883,438	$237,414	$2,146,320
	2013	$500,000	$464,074	—	$550,000	$204,035	$1,718,109

John A. Kuhn	2015	$708,333	$1,473,826	—	$1,680,000	$317,959	$4,180,118
Chief Executive Officer,	2014	$700,000	$683,077	—	$1,333,063	$166,129	$2,882,269
Global Insurance	2013	$700,000	$652,371	—	$910,000	$15,124	$2,277,495

Jerome Faure	2015	$550,000	$1,146,506	—	$1,058,750	$158,709	$2,913,965
Chief Executive Officer,	2014	$550,000	$525,468	—	$1,017,156	$89,159	$2,181,783
Global Reinsurance(1)	2013	$445,994	$499,979	—	$605,000	$29,476	$1,580,449

John V. Del Col	2015	$500,000	$801,959	—	$875,000	$232,359	$2,409,318
General Counsel(2)

(1)	On March 31, 2016, Mr. Faure retired from his role as Chief Executive Officer, Global Reinsurance of the Company.
(2)	Compensation for Mr. Del Col is provided only for 2015 because he was not a Named Executive Officer in 2014 or 2013.

Salary. The amount of salary stated above differs from the annual base rate salary for each of the Named Executive Officers below due to certain Named Executive Officers commencing employment with the Company after the start of the applicable calendar year and the December 1st effective date of salary increases applicable to certain Named Executive Officers. The table below sets forth the annual base rate salary of the Named Executive Officers for the past three years.

Name	Year	Annual Base Rate Salary(1)
John R. Charman	2015	$100
	2014	$100
	2013	$100

Michael J. McGuire	2015	$575,000
	2014	$500,000
	2013	$500,000

John A. Kuhn	2015	$800,000
	2014	$700,000
	2013	$700,000

Jerome Faure	2015	$550,000
	2014	$550,000
	2013	$550,000

John V. Del Col	2015	$500,000

(1)	The annual base salaries of Messrs. McGuire and Kuhn were increased by the Compensation Committee on December 1, 2015 from $500,000 and $700,000 per annum, respectively, following a review by the Compensation Committee of a competitive market analysis that was conducted by F.W. Cook. Neither Mr. McGuire nor Mr. Kuhn received a salary increase during the prior three years.

Bonus. The Company paid no discretionary bonuses, or bonuses based on performance metrics that were not pre- established and communicated to the Named Executive Officers for 2015, 2014 and 2013. All annual incentive awards for 2015, 2014 and 2013 were performance based. These payments, which were made under the Company’s annual performance based incentive program, are reported in the Non-Equity Incentive Plan Compensation column.

Stock Awards. The amounts reported in the Stock Awards column reflect the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted shares and restricted share units granted during 2015, 2014 and 2013. The amounts reported in the Stock Awards column are the sum of the values of the performance-based restricted shares granted, time-based restricted share granted and dividend option restricted share units. The value of the performance-based restricted shares is measured at the grant date using a Monte Carlo simulation based on pre-established targets relating to certain performance based measures achieved by the Company. The values of the time-based restricted shares and restricted share units is determined by multiplying the number of restricted shares or restricted share units granted by the closing price per share on the date of grant. The restricted shares granted to Mr. Charman in 2013 were delivered as an inducement for Mr. Charman to join the Company and represent (along with the options granted on the same date) virtually all of the compensation to be delivered to Mr. Charman for the first five years of his employment with the Company. The other restricted share awards were granted as part of the Company’s long-term incentive plan in March of the year listed in respect of the performance of the Company and the Named Executive Officers in the previous year. The dividend option restricted share units were granted quarterly in the year reported in lieu of dividend price reductions on options granted prior to 2005. The table below sets forth the amount that each of the restricted share grants and the dividend option restricted share units comprised of the total amount reported in the Stock Awards column for each Named Executive Officer.

Name	Year	Value of Performance-Based Restricted Shares Granted	Value of Time-Based Restricted Shares Granted	Value of Dividend Option Restricted Share Units	Total Reported in Stock Awards Column
John R. Charman	2015	—	—	—	—
	2014	—	—	—	—
	2013	—	$35,104,233	—	$35,104,233

Michael J. McGuire	2015	$478,349	$584,164	—	$1,026,513
	2014	—	$525,468	—	$525,468
	2013	—	$461,683	$2,391	$464,074

John A. Kuhn	2015	$669,602	$804,224	—	$1,473,826
	2014	—	$683,077	—	$683,077
	2013	—	$652,371	—	$652,371

Jerome Faure	2015	$526,126	$620,380	—	$1,146,506
	2014	—	$525,468	—	$525,468
	2013	—	$499,979	—	$499,979

John V. Del Col	2015	$373,688	$428,271	—	$801,959

The Company cautions that the amounts reported in the 2015 Summary Compensation Table may not represent the amounts that the Named Executive Officers will actually realize from the restricted shares and restricted share units. Whether, and to what extent, a Named Executive Officer realizes value will depend on share price fluctuations and the Named Executive Officer’s continued employment. Additional information on all outstanding restricted shares and restricted share units is reflected in the 2015 Outstanding Equity Awards at

Fiscal Year-End table. For additional information regarding the stock awards, see Note 16 to Consolidated Financial Statements in the Company’s Form 10-K.

Option Awards. The amount reported in the Option Awards column reflects the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of the options granted during 2013 to our Chief Executive Officer. In other words, the amount reported in the Option Awards column is the fair value of the option on the date granted to our Chief Executive Officer, determined utilizing the Black-Scholes option valuation method. The options granted to the Chief Executive Officer in 2013 were delivered as an inducement for the Chief Executive Officer to join the Company and represent (along with the restricted shares granted on the same date) virtually all of the compensation to be delivered to the Chief Executive Officer for the first five years of the Chief Executive Officer’s employment with the Company. The Company did not issue any option awards in 2015 or 2014.

Non-Equity Incentive Plan Compensation. The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned and payable to each Named Executive Officer under the Company’s annual incentive plan. The annual incentive compensation delivered to the Named Executive Officers was earned and immediately available to the Named Executive Officers upon delivery in February 2016. The 2015 annual incentive compensation and long-term incentive compensation payments and awards delivered to the Named Executive Officers were determined as described in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program.”

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The Company does not have any defined benefit or actuarial pension plans (including supplemental plans), and did not provide above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified (including earnings on nonqualified defined contribution plans) to any of the Named Executive Officers in 2015.

All Other Compensation. The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of the (i) perquisites and other personal benefits and (ii) additional compensation required by the SEC rules to be separately quantified amounts. The following table and the narrative following the table sets forth and describes each of the amounts included in the All Other Compensation column for the Named Executive Officers in 2015.

	John R. Charman	Michael J. McGuire	John A. Kuhn	Jerome Faure	John V. Del Col
Housing	—	$128,000	$198,000	$70,000	$74,400
Transportation	$89,242	—	—	—	$19,103
Financial & Tax Planning	$17,996	$29,100	$25,000	$25,000	—
Tax Reimbursement	$792,534	$50,309	—	—	$81,008
Company Contributions to Defined Contribution Plan	—	$26,500	$26,500	$26,500	$26,500
Payments in Lieu of Company Contributions to Supplemental Defined Contribution Plan	—	$38,750	$66,875	$35,625	$29,375
Life Insurance Premiums	$24,771	$3,970	$1,584	$1,584	$1,973
Club Dues	—	$9,500	—	—	—

Total	$924,543	$286,129	$317,959	$158,709	$232,359

Housing Expenses. The Company reimburses Messrs. McGuire, Kuhn, Faure and Del Col, each of whom is an expatriate employee, for expenses related to housing required for the executives’ performance of their obligations to the Company.

Transportation Expenses. The Company reimburses Mr. Charman for the cost of corporate charter aircraft for up to 12 personal trips between Bermuda and the east coast of the United States, as specified in Mr. Charman’s employment contract. None of the Company’s other senior executives use any corporate charter aircraft for personal flights. The Company reimburses Mr. Del Col for transportation expenses between his home in the United States and his Bermuda office.

Financial and Tax Planning Expenses. Due to the additional complexities associated with the taxation of expatriate benefits and senior executive compensation, the Company reimburses the Named Executive Officers for the cost of financial and tax planning assistance.

Tax Reimbursement Payments. The Company reimburses Mr. Charman, a non-U.S. citizen resident in Bermuda, for certain incremental tax expenses incurred as a result of required travel to the U.S. for Company business, as approved by our Compensation Committee. The reimbursement of Mr. Charman is limited to the incremental tax expense incurred by Mr. Charman as a result of such Company travel in the U.S. and is dependent upon Mr. Charman’s business income for each year, which varies based upon tax realization events related to previously granted equity incentive compensation. Mr. Charman’s reimbursement is not grossed up by the Company. In order to accommodate the unique characteristics of the Bermuda expatriate employment market, including the need for travel to and from the island and the cost of living and maintaining a residence, to the extent the Company’s housing expense reimbursement, transportation expense reimbursement, tax preparation fee, or Bermuda social insurance tax payments are deemed to be taxable income to Messrs. McGuire, Kuhn, Faure and Del Col, the Company grosses the executive up for any home country taxes payable on the additional income.

Company Contributions to Defined Contribution Plan. The Company makes contributions to certain Named Executive Officer’s account under the Company’s 401(k) Plan on the same terms and using the same formulas as other participating employees of the Company.

Payments in Lieu of Company Contributions to Supplemental Defined Contribution Plan. To the extent a Named Executive Officer’s eligible compensation exceeds the Internal Revenue Code compensation limits for contributions into the Company’s 401(k) Plan and the Named Executive Officer was unable to participate in the Company’s Supplemental Defined Contribution Plan, the Company makes payments to the Named Executive Officer equal to 125% of the additional contribution that would have been made on behalf of such Named Executive Officer to the Company’s 401(k) had such compensation limits not existed.

Life Insurance Premiums. The Company provides life insurance to all employees, including the Named Executive Officers, with coverage levels varying by income, level within the organization and the location (country) for which the employee works.

Club Dues. The Company reimburses Mr. McGuire for a club membership in Bermuda.

Grants of Plan-Based Awards

The following table sets forth the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2015.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3)
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
John R. Charman	—	—	—	—	—	—	—	—	—	—	—
Michael McGuire	3/1/15	—	$632,500	$1,265,000	8,623	15,241	21,859	—	—	—	$1,026,513
John A. Kuhn	3/1/15	—	$960,000	$1,920,000	12,651	21,915	31,179	—	—	—	$1,473,826
Jerome Faure	3/1/15	—	$605,000	$1,210,000	9,759	17,038	24,317	—	—	—	$1,146,506
John V. Del Col	3/1/15	—	$500,000	$1,000,000	6,737	11,907	17,077	—	—	—	$801,959

(1)	The amounts above represent the potential target and maximum payouts for the Named Executive Officers under the Company’s annual incentive compensation plan during the year ended December 31, 2015. The potential target and maximum annual incentive compensation payouts for certain of the Named Executive Officers were increased by the Compensation Committee in December 2015. Further discussion on the Company’s annual incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program —Annual Incentive Compensation.” The final 2015 payouts for the Named Executive Officers can be found under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
(2)	The amounts above represent the number of restricted shares granted to the Named Executive Officers in March 2015 that may vest upon satisfaction of the applicable conditions under the 2007 Equity Incentive Plan and the associated restricted share agreement. The performance period for the performance-based restricted shares is from January 1, 2015 to December 31, 2017. Further discussion on the Company’s 2015 long-term incentive compensation plan can be found in “Compensation Discussion and Analysis — Elements of the Company’s Compensation Program — Equity Incentive Compensation.”
(3)	The grant date fair value amounts reported above represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted shares granted in 2015. The amounts reported in this column for restricted shares are: (a) with respect to performance-based restricted shares, the number of performance-based restricted shares granted to the Named Executive Officers during 2015 multiplied by value measured at the grant date using a Monte Carlo simulation based on pre-established targets relating to certain performance based measures achieved by the Company; and (b) with respect to time-based restricted shares, the number of time-based restricted shares granted to the Named Executive Officers during 2015 multiplied by the closing price per share on the date of grant. For additional information regarding the stock and option awards, see Note 16 to the Consolidated Financial Statements in the Company’s Form 10-K.

Equity Holdings and Value Realization

Outstanding Equity Awards at Fiscal Year End. The following table sets forth the outstanding option and stock awards held by the Named Executive Officers as of December 31, 2015.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
John R. Charman	5/28/13	—	320,000	—	$48.20	5/28/23	283,556	(2)	18,144,748	—		—
Michael J. McGuire	3/1/12	—	—	—	—	—	4,288	(3)	274,389	—		—
	3/1/13	—	—	—	—	—	5,235	(4)	334,988	—		—
	3/3/14	—	—	—	—	—	7,614	(5)	487,220	—		—
	3/1/15	—	—	—	—	—	8,623	(6)	551,786	—		—
	3/1/15	—	—	—	—	—	—		—	6,618	(7)	423,486
John A. Kuhn	11/30/12	—	—	—	—	—	3,403	(3)	217,758	—		—
	3/1/13	—	—	—	—	—	7,397	(4)	473,334	—		—
	3/3/14	—	—	—	—	—	9,898	(5)	633,373	—		—
	3/1/15	—	—	—	—	—	12,651	(6)	809,537	—		—
	3/1/15	—	—	—	—	—	—		—	9,264	(7)	592,803
Jerome Faure	3/11/13	—	—	—	—	—	5,544	(4)	354,761	—		—
	3/3/14	—	—	—	—	—	7,614	(5)	487,220	—		—
	3/1/15	—	—	—	—	—	9,759	(6)	624,478	—		—
	3/1/15	—	—	—	—	—	—		—	7,279	(7)	465,783
John V. Del Col	3/1/12	—	—	—	—	—	3,334	(3)	213,343	—		—
	3/1/13	—	—	—	—	—	4,097	(4)	262,167	—		—
	3/3/14	—	—	—	—	—	6,092	(5)	389,827	—		—
	3/1/15	—	—	—	—	—	6,737	(6)	431,101	—		—
	3/1/15	—	—	—	—	—	—		—	5,170	(7)	330,828

(1)	Market values of restricted shares were determined based on a closing price of the Company’s ordinary shares of $63.99 on December 31, 2015.
(2)	Time-based restricted shares with two remaining vesting dates, vesting 50% on each of May 28, 2016 and May 28, 2017.
(3)	Time-based restricted shares with one remaining vesting date, vesting 100% on March 1, 2016.
(4)	Time-based restricted shares with two remaining vesting dates, vesting 50% on each of March 1, 2016 and March 1, 2017.
(5)	Time-based restricted shares with three remaining vesting dates, vesting 33% on each of March 1, 2016, March 1, 2017 and March 1, 2018.
(6)	Time-based restricted shares with four remaining vesting dates, vesting 25% on each of March 1, 2016, March 1, 2017, March 1, 2018 and March 1, 2019.
(7)	Performance-based restricted shares which vest on March 1, 2018. The amounts shown above represent the number of performance-based restricted shares at the target award level for the period from January 1, 2015 to December 31, 2015. The number of performance-based restricted shares ultimately vesting on March 1, 2018 is determined based upon the cumulative three year performance from January 1, 2015 to December 31, 2017.

Option Exercises and Stock Vested. The following tables set forth the stock awards vested by the Named Executive Officers during the year ended December 31, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
John R. Charman	480,000	9,537,600	141,778	8,675,396
Michael J. McGuire	—	—	12,580	799,711
John A. Kuhn	—	—	13,116	833,784
Jerome Faure	—	—	5,309	337,493
John V. Del Col	—	—	11,468	729,021

(1)	Represents total number of options exercised during the period.
(2)	Represents the net dollar value of the total number of options that were exercised during the period based on the closing price of the ordinary shares on the date of exercise ($68.07 per share), less the exercise price ($48.20 per share).
(3)	Represents total number of restricted shares vested during the period.
(4)	Represents the dollar value of the total number of restricted shares that vested during the period based on the closing price of the ordinary shares on the date of vesting (or, if not a trading day, the trading day immediately preceding the date of vesting).

Post-Employment Benefits

Pension Benefits

The Company did not have or provide for any of its employees, including the Named Executive Officers, a plan that provides for specified retirement payments or benefits in 2015.

Nonqualified Deferred Compensation

In the United States, the Company maintains a Supplemental Defined Contribution Plan, which is designed to permit eligible participants to accumulate additional retirement income through a nonqualified deferred compensation plan that enables such participants to make salary deferrals of up to 100% of their salary in excess of deferrals allowed under the Company’s 401(k) Plan, to make additional deferrals from their bonus payments of up to 100% of their bonus and to receive discretionary employer contributions. Each year, the Company makes a discretionary contribution to all participants in the Supplemental Defined Contribution Plan expressed as a percentage of such participant’s base salary that exceeds the Internal Revenue Code maximum under the Company’s 401(k) Plan. For 2015, none of the Named Executive Officers was eligible to participate in the Supplemental Defined Contribution Plan. In lieu of participation in the Supplemental Defined Contribution Plan, the Company made payments to Messrs. McGuire, Kuhn, Faure and Del Col equal to 125% of the additional contribution that would have been made on behalf of such Named Executive Officer to the Company’s 401(k) had such compensation limits not existed. The additional contributions are listed in the Summary Compensation Table in the “All Other Compensation” category.

Employment Contracts

Chief Executive Officer. On May 28, 2013, the Company entered into an employment agreement (the “Charman Employment Agreement”) with Mr. Charman, in connection with his appointment to the positions of Chairman of the Board and Chief Executive Officer.

The Charman Employment Agreement is for a five year term, followed by automatic one-year renewals, unless notice of separation from service is provided by the Company or Mr. Charman at least 90 days prior to the end of the term. Non-renewal of the Charman Employment Agreement by the Company is deemed to be a separation of Mr. Charman’s employment with the Company without cause, entitling Mr. Charman to any compensation accruing to him under such circumstances. The Charman Employment Agreement specifies that Mr. Charman is to receive a $100 annual base salary and is not eligible to earn annual incentive compensation or long-term incentive compensation during the initial five-year term of the Charman Employment Agreement. The Charman Employment Agreement provides for reimbursement of business travel expenses for Mr. Charman and the reimbursement of certain limited personal travel expenses of Mr. Charman and his family between Bermuda and the East Coast of the United States. The Company and Mr. Charman have agreed that at the end of the initial five year term, Mr. Charman’s base salary, annual cash incentive compensation, long-term incentive compensation and benefits shall be reviewed by Mr. Charman and the Company and may be adjusted, by agreement of Mr. Charman and the Company, to rates and benefits commensurate for an executive of Mr. Charman’s qualification and experience in the insurance and reinsurance business.

Under the Charman Employment Agreement, the Company may separate Mr. Charman’s service from the Company as a result of disability, for cause or without cause. Mr. Charman may separate his service from the Company at any time, with or without good reason. Mr. Charman’s service from the Company will automatically be severed upon his death.

Under the Charman Employment Agreement, in the event of separation of Mr. Charman’s service from the Company (a) by the Company without cause, (b) by the Company due to Mr. Charman’s death or disability or (c) by Mr. Charman for good reason, Mr. Charman will be entitled to severance that includes acceleration of the vesting of 50% of his unvested restricted shares and options, compensation for accrued and unpaid vacation days, reimbursement of prior business expenses and other employee benefits to which employees of the Company are generally entitled. The payments and benefits to which Mr. Charman is entitled upon the severance of his service are further discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Charman is required to execute a general release of claims against the Company. Mr. Charman’s severance may be delayed for six months following his separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Charman’s severance may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Charman Employment Agreement, Mr. Charman is subject to non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Charman’s non-solicitation obligations extend for one year following his separation from service.

Chief Financial Officer. On January 6, 2016, the Company entered into an Amended and Restated Employment Agreement with Mr. McGuire (the “McGuire Employment Agreement”). The McGuire Employment Agreement is substantially the same as the employment agreement it replaced, except for a lengthening of the executive’s notice period for a separation from service by the executive without good reason (and an elimination of post-employment compensation and non-competition obligations under such circumstances), an update to the financial planning reimbursement benefit, additional provisions regarding the interpretation of the McGuire Employment Agreement under Section 409A of the U.S. Internal Revenue Code and an update to Mr. McGuire’s base salary.

The McGuire Employment Agreement is for a one year initial term, followed by automatic one-year renewals unless three months’ notice is provided by the Company or six months’ notice is provided by Mr. McGuire. Termination by the Company of the McGuire Employment Agreement constitutes separation from service by the Company without cause. The McGuire Employment Agreement specifies for Mr. McGuire an annual base salary of $575,000, subject to increase in the discretion of the Board of Directors of the Company. The McGuire Employment Agreement also provides Mr. McGuire with the opportunity to earn annual incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The target annual incentive opportunity specified in the McGuire Employment Agreement is 110% of base salary and the long-term incentive opportunity specified in the McGuire Employment Agreement is 160% of base salary. The McGuire Employment Agreement provides for reimbursement for Bermuda housing and travel expenses, as well as a gross-up on U.S. taxes arising from the housing and travel expense reimbursements.

Under the McGuire Employment Agreement, the Company may separate the service of Mr. McGuire from the Company as a result of disability, for cause or without cause. Mr. McGuire may separate his service from the Company at any time without good reason and with good reason during a period starting three months prior to and ending two years after a change in control of the Company. The service of Mr. McGuire will automatically be severed upon the death of Mr. McGuire.

Under the McGuire Employment Agreement, in the event of separation of the service of Mr. McGuire from the Company, Mr. McGuire will be entitled to severance that varies depending upon the circumstances of separation. Mr. McGuire’s severance benefits under the McGuire Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of 50% of unvested long-term incentive awards

By Mr. McGuire with Good Reason	By Mr. McGuire without Good Reason or Upon Mr. McGuire’s Retirement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

By the Company without Cause or by Mr. McGuire with Good Reason following a Change in Control	Upon Mr. McGuire’s Death or Disability

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of 50% of unvested long-term incentive awards

•    The average of the annual incentive awards over the past three years

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

The amount of the payments and benefits to which Mr. McGuire would be entitled if a severance of his service occurred on December 31, 2015 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. McGuire would be required to execute a general release of claims against the Company. The severance of Mr. McGuire may be delayed for six months following a separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, the severance payments may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999 as a result of the application of Internal Revenue Code Section 280G.

Under the McGuire Employment Agreement, Mr. McGuire is subject to non-competition and non-solicitation provisions during Mr. McGuire’s notice period and for a period of six months after separation from service (other than as a result of Mr. McGuire’s death or Mr. McGuire’s separation from service without good reason), and ongoing confidentiality, intellectual property and non-disparagement requirements.

Chief Executive Officer, Global Insurance. On January 27, 2016, the Company entered into an Amended and Restated Employment Agreement with Mr. Kuhn (the “Kuhn Employment Agreement”). The Kuhn

Employment Agreement is substantially the same as the employment agreement it replaced, except for a lengthening of the executive’s notice period for a separation from service by the executive without good reason (and an elimination of post-employment compensation and non-competition obligations under such circumstances), an update to the financial planning reimbursement and housing allowance benefits, additional provisions regarding the interpretation of the Kuhn Employment Agreement under Section 409A of the U.S. Internal Revenue Code and updates to Mr. Kuhn’s base salary, target annual incentive compensation opportunity and long-term incentive compensation opportunity.

The Kuhn Employment Agreement is for a one year initial term, followed by automatic one-year renewals unless three months’ notice is provided by the Company or twelve months’ notice is provided by Mr. Kuhn. Termination by the Company of the Kuhn Employment Agreement constitutes separation from service by the Company without cause. The Kuhn Employment Agreement specifies for Mr. Kuhn an annual base salary of $800,000, subject to increase in the discretion of the Board of Directors of the Company. The Kuhn Employment Agreement also provides Mr. Kuhn with the opportunity to earn annual incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The target annual incentive opportunity specified in the Kuhn Employment Agreement is 120% of base salary and the long-term incentive opportunity specified in the Kuhn Employment Agreement is 180% of base salary. The Kuhn Employment Agreement provides for reimbursement for housing and travel expenses, as well as a gross-up on U.S. taxes arising from certain housing and travel expense reimbursements.

Under the Kuhn Employment Agreement, the Company may separate Mr. Kuhn’s service from the Company as a result of disability, for cause or without cause. Mr. Kuhn may separate his service from the Company at any time with or without good reason. Mr. Kuhn’s service from the Company will automatically be severed upon his death.

Under the Kuhn Employment Agreement, in the event of separation of the service of Mr. Kuhn from the Company, Mr. Kuhn will be entitled to severance that varies depending upon the circumstances of separation. Mr. Kuhn’s severance benefits under the Kuhn Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause
• Accrued base salary through the date of separation • Unreimbursed business expenses • Accrued and unpaid vacation days • Up to three months’ housing expense reimbursement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

By Mr. Kuhn with Good Reason	By Mr. Kuhn without Good Reason or Upon Mr. Kuhn’s Retirement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

• Accrued base salary through the date of separation • Unreimbursed business expenses • Accrued and unpaid vacation days • Up to three months’ housing expense reimbursement

By the Company without Cause or by Mr. Kuhn with Good Reason following a Change in Control	Upon Mr. Kuhn’s Death

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

•    The average of the annual incentive awards over the past three years

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

Upon Mr. Kuhn’s Disability

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Six months of base salary (less any long-term disability benefits)

The amount of the payments and benefits to which Mr. Kuhn would be entitled if a severance of his service occurred on December 31, 2015 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Kuhn would be required to execute a general release of claims against the Company. The severance of Mr. Kuhn may be delayed for six months following a separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, the severance payments may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999 as a result of the application of Internal Revenue Code Section 280G.

Under the Kuhn Employment Agreement, Mr. Kuhn is subject to non-competition and non-solicitation provisions during Mr. Kuhn’s notice period and for a period of six months after separation from service (other than as a result of Mr. Kuhn’s death or Mr. Kuhn’s separation from service without good reason), and ongoing confidentiality, intellectual property and non-disparagement requirements.

Chief Executive Officer, Global Reinsurance. On March 31, 2016, Mr. Faure retired from his role as Chief Executive Officer, Global Reinsurance of the Company. In connection with retirement, Mr. Faure’s employment agreement with the Company, entered into on February 27, 2013 (the “Faure Employment Agreement”), terminated. The description below summarizes the Faure Employment Agreement, which was in effect as of December 31, 2015.

The Faure Employment Agreement was for an initial one year term, after which it renewed automatically for one-year periods unless notice of separation from service is provided by the Company or Mr. Faure at least 90 days prior to the end of the term. Non-renewal of the Faure Employment Agreement by the Company did not give rise to compensation for a separation of Mr. Faure’s service from the Company except following a change in control of the Company. The Faure Employment Agreement specified for Mr. Faure an annual base salary of $550,000, subject to increase at the discretion of the Board of Directors of the Company. The Faure Employment Agreement also provided Mr. Faure with the opportunity to earn annual cash incentive compensation, with a target of 110% of his annual base salary and long-term incentive compensation, with a target of 160% of his annual base salary. Mr. Faure’s incentive compensation was payable at the discretion of the Board of Directors of the Company. The Faure Employment Agreement provided for reimbursement for Bermuda housing expenses for Mr. Faure, as well as reimbursement for travel expenses and a gross-up on U.S. taxes arising from the housing and travel expense reimbursements for Mr. Faure.

Under the Faure Employment Agreement, the Company could separate Mr. Faure’s service from the Company as a result of disability, for cause or without cause. Mr. Faure could separate his service from the Company at any time with or without good reason. Mr. Faure’s service from the Company would automatically be severed upon his death.

Under the Faure Employment Agreement, in the event of separation of the service of Mr. Faure from the Company, Mr. Faure would be entitled to severance that varies depending upon the circumstances of separation. Mr. Faure’s severance benefits under the Faure Employment Agreement upon separation from service were as follows:

By the Company with Cause	By the Company without Cause
• Accrued base salary through the date of separation • Unreimbursed business expenses • Accrued and unpaid vacation days • Up to three months’ housing expense reimbursement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Twelve months of base salary

•    Twelve months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

By Mr. Faure with Good Reason	By Mr. Faure without Good Reason or Upon Mr. Faure’s Retirement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Twelve months of base salary

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Base salary for the duration of the non-competition period (up to twelve months)

•    Continuation of medical, dental, vision and life insurance for the duration of the non-competition period (up to twelve months)

By Mr. Faure with Good Reason	By Mr. Faure without Good Reason or Upon Mr. Faure’s Retirement

•    Twelve months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

By the Company without Cause or by Mr. Faure with Good Reason following a Change in Control	Upon Mr. Faure’s Death or Disability

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Twelve months of base salary

•    Twelve months continuation of medical, dental, vision and life insurance

•    The value of the greater of (a) unvested long-term incentive awards vesting over the 24 months following the date of separation from service or (b) 50% of unvested long-term incentive awards

•    The average of the annual incentive awards over the past three years

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

The amount of the payments and benefits to which Mr. Faure would be entitled if a severance of his service occurred on December 31, 2015 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Faure was required to execute a general release of claims against the Company. Mr. Faure’s severance could be delayed for six months following his separation from service with the Company if such delay in payments was necessary to comply with U.S. Internal Revenue Code Section 409A. In addition, Mr. Faure’s severance could be reduced to the extent such severance was subject to any excise tax imposed under Internal Revenue Code Section 4999.

Under the Faure Employment Agreement, Mr. Faure was subject to non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements. Mr. Faure’s non-competition and non-solicitation obligations extended for between one month and one year following his separation from service, depending upon the circumstances of his separation from service.

Upon the expiration of the Faure Employment Agreement on March 31, 2016, Mr. Faure and the Company entered into a Consulting Agreement (the “Faure Consulting Agreement”). The Faure Consulting Agreement is

for a one year term, unless terminated earlier for cause or Mr. Faure’s death or disability. In exchange for Mr. Faure’s exclusive reinsurance consulting services, Mr. Faure receives a monthly consulting fee of $115,000. The Faure Consulting Agreement provides that Mr. Faure is subject to restrictions regarding Mr. Faure’s solicitation of the Company’s employees and customers until March 31, 2018, as well as ongoing confidentiality and intellectual property requirements.

General Counsel. On January 6, 2016, the Company entered into an Amended and Restated Employment Agreement with Mr. Del Col (the “Del Col Employment Agreement”). The Del Col Employment Agreement is substantially the same as the employment agreement it replaced, except for a lengthening of the executive’s notice period for a separation from service by the executive without good reason (and an elimination of post-employment compensation and non-competition obligations under such circumstances), an update to the financial planning reimbursement benefit, additional provisions regarding the interpretation of the Del Col Employment Agreement under Section 409A of the U.S. Internal Revenue Code and updates to Mr. Del Col’s target annual incentive compensation opportunity and long-term incentive compensation opportunity.

The Del Col Employment Agreement is for a one year initial term, followed by automatic one-year renewals unless three months’ notice is provided by the Company or six months’ notice is provided by Mr. Del Col. Termination by the Company of the Del Col Employment Agreement constitutes separation from service by the Company without cause. The Del Col Employment Agreement specifies for Mr. Del Col an annual base salary of $500,000, subject to increase in the discretion of the Board of Directors of the Company. The Del Col Employment Agreement also provides Mr. Del Col with the opportunity to earn annual incentive compensation and long-term incentive compensation, each payable at the discretion of the Board of Directors of the Company. The target annual incentive opportunity specified in the Del Col Employment Agreement is 100% of base salary and the long-term incentive opportunity specified in the Del Col Employment Agreement is 150% of base salary. The Del Col Employment Agreement provides for reimbursement for Bermuda housing and travel expenses, as well as a gross-up on U.S. taxes arising from the housing and travel expense reimbursements.

Under the Del Col Employment Agreement, the Company may separate the service of Mr. Del Col from the Company as a result of disability, for cause or without cause. Mr. Del Col may separate his service from the Company at any time without good reason and with good reason during a period starting three months prior to and ending two years after a change in control of the Company. The service of Mr. Del Col will automatically be severed upon the death of Mr. Del Col.

Under the Del Col Employment Agreement, in the event of separation of the service of Mr. Del Col from the Company, Mr. Del Col will be entitled to severance that varies depending upon the circumstances of separation. Mr. Del Col’s severance benefits under the Del Col Employment Agreement upon separation from service are as follows:

By the Company with Cause	By the Company without Cause

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

By the Company with Cause	By the Company without Cause

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of 50% of unvested long-term incentive awards

By Mr. Del Col with Good Reason	By Mr. Del Col without Good Reason or Upon Mr. Del Col’s Retirement

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

By the Company without Cause or by Mr. Del Col with Good Reason following a Change in Control	Upon Mr. Del Col’s Death or Disability

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

•    Nine months of base salary

•    Nine months continuation of medical, dental, vision and life insurance

•    The value of 50% of unvested long-term incentive awards

•    The average of the annual incentive awards over the past three years

•    Accrued base salary through the date of separation

•    Unreimbursed business expenses

•    Accrued and unpaid vacation days

•    Up to three months’ housing expense reimbursement

•    Relocation expenses from Bermuda

•    Reimbursement of one year of tax preparation expenses

•    Any fully earned but unpaid annual incentive compensation for the previously completed calendar year

•    A prorated portion of annual incentive compensation, calculated at target, for the current calendar year

The amount of the payments and benefits to which Mr. Del Col would be entitled if a severance of his service occurred on December 31, 2015 are discussed below in the section captioned “Potential Payments Upon Termination of Employment or a Change in Control.”

To receive the severance described above, Mr. Del Col would be required to execute a general release of claims against the Company. The severance of Mr. Del Col may be delayed for six months following a separation from service with the Company if such delay in payments is necessary to comply with U.S. Internal Revenue

Code Section 409A. In addition, the severance payments may be reduced to the extent such severance is subject to any excise tax imposed under Internal Revenue Code Section 4999 as a result of the application of Internal Revenue Code Section 280G.

Under the Del Col Employment Agreement, Mr. Del Col is subject to non-competition and non-solicitation provisions during Mr. Del Col’s notice period and for a period of six months after separation from service (other than as a result of Mr. Del Col’s death or Mr. Del Col’s separation from service without good reason), and ongoing confidentiality, intellectual property and non-disparagement requirements.

Potential Payments Upon Termination of Employment or Change in Control

Termination of Employment. In connection with the employment agreements as described above, the Named Executive Officers are entitled to payments and benefits upon certain qualifying terminations of their employment relationships with us. The Named Executive Officers’ employment relationships with the Company may be terminated for any of the following reasons: (i) the Named Executive Officer’s death or disability, (ii) by the Company with or without cause, (iii) by the Named Executive Officer with or without good reason or (iv) as a result of the Named Executive Officer’s retirement. With respect to each Named Executive Officer with an employment agreement, “disability,” “cause,” and “good reason” are defined in the applicable employment agreement. To receive the payments described below, the Named Executive Officers would be required to execute a general release of claims against the Company. Those Named Executive Officers with employment agreements are subject to post-employment non-competition and non-solicitation provisions, as well as ongoing confidentiality, intellectual property and non-disparagement requirements.

The estimated payments and benefits provided upon each type of termination are summarized in the following table as if the termination had occurred on December 31, 2015, using the closing price of $63.99 on December 31, 2015 and the employment agreements in effect on that date. Base salary payments and the continuation of health insurance benefits are made over time in accordance with the Company’s normal payroll schedule, while the other payments and benefits are typically delivered in a lump sum following the date of termination. In addition, with the assumption of a December 31 termination of employment, the estimated pro rata bonus calculations provided in the following table reflect an accrual for a full calendar year. Actual amounts payable following a termination or change in control would differ from the amounts shown, perhaps significantly, and would depend on the particular facts and circumstances pertaining at the time.

John R. Charman

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	—	—	—	—	—
Annual Incentive	—	—	—	—	—	—
Long-Term Incentive Awards	—	11,598,774	11,598,774	—	23,197,548	11,598,774
Housing Expenses	—	—	—	—	—	—
Continuation of Health Benefits	—	—	—	—	—	—
Tax Preparation Expenses	—	—	—	—	—	—
Vacation Days(1)	2	2	2	2	2	2
Relocation Expenses	—	—	—	—	—	—

Total	2	11,598,776	11,598,776	2	23,197,550	11,598,776

Michael J. McGuire

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	431,250	—	—	431,250	—
Annual Incentive	—	632,500	—	—	1,176,979	632,500
Long-Term Incentive Awards	—	1,035,934	—	—	2,071,868	2,071,868
Housing Expenses	33,000	33,000	33,000	33,000	33,000	33,000
Continuation of Health Benefits	—	31,767	—	—	31,767	—
Tax Preparation Expenses(2)	3,600	3,600	3,600	3,600	3,600	3,600
Vacation Days(1)	11,058	11,058	11,058	11,058	11,058	11,058
Relocation Expenses(3)	15,441	15,441	15,441	15,441	15,441	15,441

Total	63,099	2,194,550	63,099	63,099	3,774,963	2,767,467

John A. Kuhn

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability(5) ($)
Salary	—	600,000	600,000	—	600,000	400,000
Annual Incentive	—	960,000	960,000	—	1,932,688	960,000
Long-Term Incentive Awards	—	1,504,789	1,504,789	—	2,726,806	2,726,806
Housing Expenses	49,500	49,500	49,500	49,500	49,500	49,500
Continuation of Health Benefits	—	29,977	29,977	29,977	29,977	—
Tax Preparation Expenses(2)	—	3,600	3,600	—	3,600	3,600
Vacation Days(1)	15,385	15,385	15,385	15,385	15,385	15,385
Relocation Expenses	—	—	—	—	—	—

Total	64,885	3,163,251	3,163,251	94,862	5,357,956	4,155,291

Jerome Faure

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement(4) ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	550,000	550,000	550,000	550,000	—
Annual Incentive	—	605,000	605,000	—	1,416,078	605,000
Long-Term Incentive Awards	—	966,121	966,121	—	1,932,242	1,932,242
Housing Expenses	17,500	17,500	17,500	17,500	17,500	17,500
Continuation of Health Benefits	—	39,970	39,970	39,970	39,970	—
Tax Preparation Expenses(2)	—	3,600	3,600	—	3,600	3,600
Vacation Days(1)	10,577	10,577	10,577	10,577	10,577	10,577
Relocation Expenses	—	15,441	15,441	—	15,441	—

Total	28,077	2,208,209	2,208,209	618,047	3,985,408	2,568,919

John V. Del Col

Benefit	By Company with Cause ($)	By Company without Cause ($)	By Executive with Good Reason ($)	By Executive without Good Reason or Retirement ($)	Without Cause or with Good Reason Following a Change in Control ($)	Death or Disability ($)
Salary	—	375,000	—	—	375,000	—
Annual Incentive	—	500,000	—	—	914,167	500,000
Long-Term Incentive Awards	—	813,633	—	—	1,627,266	1,627,266
Housing Expenses	18,802	18,802	18,802	18,802	18,802	18,802
Continuation of Health Benefits	—	31,019	—	—	31,019	—
Tax Preparation Expenses	3,600	3,600	3,600	3,600	3,600	3,600
Vacation Days(1)	9,615	9,615	9,615	9,615	9,615	9,615
Relocation Expenses	15,441	15,441	15,441	15,441	15,441	15,441

Total	47,458	1,767,110	47,458	47,458	2,994,910	2,174,724

(1)	Estimated vacation day payment based upon an assumed five accrued and unused vacation days and a year of 260 working days.
(2)	Estimated tax preparation payment based upon an assumed $3,600 reimbursable payment.
(3)	Estimated relocation expense payment based upon average cost to the Company of relocations of similarly situated employees.
(4)	Salary is payable to Mr. Faure upon departure without good reason only to the extent the Company elects to impose one year of post-employment non-competition and non-solicitation restrictions on Mr. Faure.
(5)	Salary is payable to Mr. Kuhn only upon disability and is reduced to the extent Mr. Kuhn receives long-term disability insurance payments.

Change in Control. Upon the occurrence of a change in control and termination of employment within 24 months of the change in control under the Company’s 2007 Equity Incentive Plan (the “Plan”) outstanding long-term incentive awards become fully vested. Under the Plan, a change in control occurs if any one of the following events occurs:

•	A person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company.

•	The composition of a majority of the Company’s Board is comprised of directors who were not recommended for election to the shareholders of the Company by a majority of the incumbent board.

•	The Company reorganizes, amalgamates, merges, consolidates or sells or otherwise disposes of all or substantially all of its assets, other than in a transaction in which (i) the ordinary shareholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares of common stock, and the combined voting power of the entity resulting from the transaction in substantially the same proportions as immediately prior to the transaction, (ii) no person, entity or group unaffiliated with the Company acquires the beneficial ownership of 50% or more of the outstanding ordinary shares of the Company or the combined voting power of the then outstanding securities of the Company and (iii) individuals who were members of the Company’s Board of Directors constitute at least a majority of the members of the board of directors of the resulting entity.

•	The Company liquidates or dissolves.

If a change in control occurred on December 31, 2015 and the employment of each of the Named Executive Officers was terminated, the Named Executive Officers would have become entitled to receive the following amounts in the form of cash or ordinary shares of the Company. The following amounts represent the dollar value of the Named Executive Officers’ unvested restricted shares, restricted cash and options as of December 31, 2015, based upon the closing price on December 31, 2015 of the Company’s ordinary shares of $63.99. These amounts have also been reflected in the tables listed under “Termination of Employment” above, in the row in each table captioned “Accelerated Vesting of Awards”.

Name	Restricted Shares ($)	Options ($)	Total ($)
John R. Charman	18,144,748	5,052,800	23,197,548
Michael J. McGuire	2,071,868	—	2,071,868
John A. Kuhn	2,726,806	—	2,726,806
Jerome Faure	1,932,242	—	1,932,242
John V. Del Col	1,627,266	—	1,627,266

Compensation Committee Interlocks and Insider Participation

None of the directors that served on the Compensation Committee during 2015 has ever served as an employee or officer of the Company or has any other relationship with the Company that would be required to be disclosed under any paragraph of Item 404 of Regulation S-K.

SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table lists the beneficial ownership of each person or group who, as of March 18, 2016, owned, to the Company’s knowledge, more than 5% of the Company’s 67,367,309 ordinary shares outstanding as of that date.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
Dimensional Fund Advisors LP(2)	5,245,890	7.79%
The Vanguard Group(3)	4,240,168	6.29%
BlackRock, Inc.(4)	4,045,937	6.01%
FMR LLC(5)	3,502,828	5.20%

(1)	The address for each beneficial owner is listed in the relevant footnote.
(2)	The information included herein is based on the Schedule 13G/A filed on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the Company that are owned by the Funds and may be deemed to be the beneficial owner of the ordinary shares of the Company held by the Funds. However, all ordinary shares described above are owned by the Funds. Dimensional disclaims beneficial ownership of such ordinary shares.
(3)	The information included herein is based on the Schedule 13G/A filed on February 10, 2016 by The Vanguard Group. The address of the beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 40,532 ordinary shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 7,061 ordinary shares as a result of its serving as investment manager of Australian investment offerings.
(4)	The information included herein is based on the Schedule 13G filed on January 28, 2016 by BlackRock, Inc. (“BlackRock”). BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(5)	The following information is based on the Schedule 13G/A filed on February 12, 2016 by FMR LLC. FMR LLC’s address is 245 Summer Street, Boston, Massachusetts 02210. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Security Ownership of Directors and Executive Officers

The following table summarizes the beneficial ownership as of March 18, 2016 of the ordinary shares of the Company by each director, each director nominee and each Named Executive Officer of the Company and all such directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Options	Number of Shares	Total(2)	Percentage
Directors
John T. Baily(3)	—	33,625	33,625	*
Norman Barham	—	27,352	27,352	*
Galen R. Barnes	—	21,352	21,352	*
William H. Bolinder	—	34,281	34,281	*
Philip M. Butterfield	—	1,669	1,669	*
Steven W. Carlsen	—	51,802	51,802	*
John R. Charman(4)	160,000	2,902,873	3,062,873	4.55%
Morgan W. Davis	—	17,152	17,152	*
Susan S. Fleming	—	9,966	9,966	*
Nicholas C. Marsh	—	2,171	2,171	*
Scott D. Moore	—	20,998	20,998	*
William J. Raver	—	17,588	17,588	*
Robert A. Spass(5)	—	146,377	146,377	*
Ian M. Winchester	—	26,683	26,683	*
Named Executive Officers
John V. Del Col	—	115,579	115,579	*
Jerome Faure	—	39,557	39,557	*
John A. Kuhn	—	111,562	111,562	*
Michael J. McGuire	—	169,978	169,978	*
All directors and executive officers as a group	160,000	3,750,565	3,910,565	5.80%

*	Less than 1%. On March 18, 2016, there were 67,367,309 ordinary shares outstanding.
(1)	Unless otherwise stated, the address for each beneficial owner is c/o Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.
(2)	Includes the outstanding ordinary shares and assumes the exercise of all options vesting within 60 days of March 18, 2016.
(3)	Includes 4,000 ordinary shares owned by Mr. Baily’s wife.
(4)	Includes 1,522,156 ordinary shares owned by Dragon Global Holdings Ltd., 284,731 ordinary shares owned by The Fortis Trust and 284,731 ordinary shares owned by The Prometheus Trust. Mr. Charman disclaims ownership of such shares.
(5)	Includes 3,698 ordinary shares owned by Capital Z Partners Management, LLC, an entity in which Mr. Spass owns a non-controlling limited liability interest. Mr. Spass disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, Company equity securities with the SEC. Based on a review of such reports, and on written representations from reporting persons, the Company believes its directors and executive officers complied with all applicable Section 16(a) filing requirements.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2017

Under the U.S. federal proxy solicitation rules, for any proposal submitted by a shareholder to be considered for inclusion in Endurance’s proxy materials for the 2017 Annual General Meeting of Shareholders, it must be received by Endurance at its registered office located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda addressed to the Secretary by December 11, 2016. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

In order for shareholder proposals made outside the processes of Rule 14a-8 under the Exchange Act to be considered timely for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its registered office no later than February 24, 2017.

If a shareholder desires to nominate one or more individuals for election as directors at the 2017 Annual General Meeting, written notice of such shareholder’s intent to make such a nomination must be received by the Company at its registered office not later than December 11, 2016 and no earlier than November 11, 2016. Any notice for a director nomination shall include the information set forth under “Board of Directors — Director Nominee Process” above.

ANNUAL REPORT ON FORM 10-K, CORPORATE GOVERNANCE GUIDELINES

AND CODE OF BUSINESS CONDUCT AND ETHICS

The Company’s Form 10-K does not form any part of the material for the solicitation of proxies. Upon written request of a shareholder, the Company will furnish, without charge, a copy of the Company’s:

•	Form 10-K, including exhibits, as filed with the SEC;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics; and

•	Charters of the committees of the Board of Directors.

If you would like a copy of any of the above referenced documents, contact Investor Relations, Endurance Specialty Holdings Ltd., Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda. In addition, financial reports and filings with the SEC, including the Form 10-K, are available on the internet at www.sec.gov. Company information, including the formal charters of each of the committees of the Board of Directors, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct, is also available on the Company’s web site at www.endurance.bm.

OTHER MATTERS

The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this proxy statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters.

Endurance Specialty Holdings Ltd.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 19, 2016.

Vote by Internet
• Go to www.envisionreports.com/ENH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” the nominees in Proposal 1 and “FOR”
Proposals 2 and 3.

1. Election of Directors: Election of the fourteen directors of the Company listed below (please mark your vote for each director separately):									+
	For	Withhold		For	Withhold		For	Withhold

01 - John T. Baily	☐	☐	06 - Steven W. Carlsen	☐	☐	11 - Scott D. Moore	☐	☐

02 - Norman Barham	☐	☐	07 - John R. Charman	☐	☐	12 - William J. Raver	☐	☐

03 - Galen R. Barnes	☐	☐	08 - Morgan W. Davis	☐	☐	13 - Robert A. Spass	☐	☐

04 - William H. Bolinder	☐	☐	09 - Susan S. Fleming	☐	☐	14 - lan M. Winchester	☐	☐

05 - Philip M. Butterfield	☐	☐	10 - Nicholas C. Marsh	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To appoint Ernst & Young Ltd. as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and to authorize the Board of Directors, acting through the Audit Committee, to set the fees for Ernst & Young Ltd.	☐	☐	☐	3.	Non-binding advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

Please sign exactly as your name appears hereon. If the ordinary shares are registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Important notice regarding the Internet availability of proxy materials for the Annual General Meeting of Shareholders.

The Proxy Statement and the 2015 Annual Report on Form 10-K are available at: http://www.envisionreports.com/enh

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — ENDURANCE SPECIALTY HOLDINGS LTD.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2016

This proxy is solicited on behalf of the Company’s Board of Directors. It may be revoked up to one hour prior to the Annual General Meeting.

The undersigned hereby appoints John R. Charman, Michael J. McGuire and John V. Del Col, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Endurance Specialty Holdings Ltd. (the “Company”) which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the Company’s offices at Waterloo House, 3rd Floor, 100 Pitts Bay Road, Pembroke HM08, Bermuda on Thursday, May 19, 2016 at 8:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed herein. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSALS 2 AND 3. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

C	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+